UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PREFERRED APARTMENT COMMUNITIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

	1.	Amount Previously Paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

March 15, 2019

Dear Fellow Stockholders:

On behalf of the Board of Directors and management, I cordially invite you to attend the 2019 Annual Meeting of Stockholders (the "Annual Meeting") of Preferred Apartment Communities, Inc. The Annual Meeting will be held at 9:00 a.m. Eastern Time on May 2, 2019 at our offices located at 3284 Northside Parkway NW, 2nd Floor, Atlanta, Georgia 30327. Details of the business to be presented at the Annual Meeting can be found in the accompanying Notice of 2019 Annual Meeting of Stockholders and Proxy Statement (our "Proxy Statement").

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to stockholders over the Internet. We believe that this e-proxy process expedites stockholders' receipt of proxy materials, while setting a great precedent for our Company by keeping costs down and reducing the environmental impact of our Annual Meeting. On approximately March 20, 2019, we will begin mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and annual report to stockholders for 2018 (the "2018 Annual Report") and how to vote over the Internet or how to request and return a proxy card by mail. Stockholders who previously made a request to receive a paper copy of the proxy materials will be mailed the Proxy Statement, 2018 Annual Report and proxy card.

Whether or not you plan to attend the Annual Meeting, your vote is important and we encourage you to vote promptly.

You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding all three methods of voting are contained in the Proxy Statement and on the proxy card.

On behalf of the Board of Directors, we thank you for your ongoing support and investment in our Company.

Sincerely,
Daniel M. DuPree
Chairman and Chief Executive Officer

3284 Northside Parkway NW, 2nd Floor
Atlanta, Georgia 30327

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE…………...……	9:00 a.m. (Eastern Time) on May 2, 2019
PLACE……………………………..	3284 Northside Parkway NW, 2nd Floor Atlanta, Georgia 30327
ITEMS OF BUSINESS……………
1) To elect ten directors to serve until the annual meeting of stockholders in 2020.
2) To approve the 2019 Stock Incentive Plan.
3) To conduct an advisory vote on named executive officer compensation.
4) To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for 2019.
5) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

RECORD DATE………………….	In order to vote, you must have been a stockholder at the close of business on March 15, 2019.
ADMISSION TO THE MEETING……………………..….

Only stockholders of the Company and its invited guests may attend the meeting. Proof of ownership of our common stock, along with personal identification (such as a driver’s license or passport), must be presented in order to be admitted to the meeting. For further information on admission, please refer to the question entitled "What do I need to do to attend the meeting in person?" on page 3 of the Proxy Statement, which follows this notice.

PROXY VOTING…………..……
We cordially invite you to attend the meeting, but regardless of whether you plan to be present, please vote in one of the following ways:

1) VISIT www.proxyvote.com to vote via the Internet. Have your proxy card in hand when you access the website and follow the instructions to vote your shares;
2) If you receive a printed copy of the proxy materials by mail, you may vote by telephone by CALLING 1-800-690-6903 (this is a free call in the U.S.). Have your proxy card in hand when you call and then follow the instructions to vote your shares; or
3) If you receive a printed copy of the proxy materials by mail, you may vote if you MARK, SIGN, DATE AND PROMPTLY RETURN your proxy card in the envelope provided, which requires no additional postage if mailed in the U.S.

Any proxy may be revoked by you at any time prior to its exercise at the meeting.

By Order of the Board of Directors,
Jeffrey R. Sprain
General Counsel and Secretary
March 15, 2019

PROXY STATEMENT	1
ABOUT THE PROXY STATEMENT	1
COMMON STOCK OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS	6
PROPOSAL NO. 1 – ELECTION OF DIRECTORS	8
Nominees for Election	8
Biographical Information Regarding Executive Officers Who Are Not Directors	11
Director Compensation	12
CORPORATE GOVERNANCE	14
Board of Directors and Committees	14
Code of Business Conduct and Ethics	15
Fraud and Ethics Risk Management Policy	15
Committee Charters and Corporate Governance Guidelines	15
Compensation Committee Interlocks and Insider Participation	15
Board Leadership and Risk Oversight	16
Meetings of the Board of Directors	16
Communications with Our Board of Directors	16
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	17
Management Agreement	17
OP Agreement	18
Affiliate Loans	19
Management Agreement Fees	19
Conflicts of Interest	20
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	20
EXECUTIVE COMPENSATION	21
Compensation Discussion and Analysis	21
COMPENSATION COMMITTEE REPORT	25
SUMMARY COMPENSATION TABLE	26
GRANTS OF PLAN-BASED AWARDS THAT OCCURRED IN 2018	27
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END	27
OPTION EXERCISES AND STOCK VESTING	28
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	28
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	29
AUDIT COMMITTEE REPORT	30
PROPOSAL NO. 2 – PROPOSAL TO APPROVE THE 2019 STOCK INCENTIVE PLAN	31
PROPOSAL NO. 3 – PROPOSAL TO APPROVE (ON AN ADVISORY BASIS) COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT	37
PROPOSAL NO. 4 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	38
OTHER BUSINESS	39
ANNEX A - 2019 Stock Incentive Plan	A-1

i

3284 Northside Parkway NW, Suite 150
Atlanta, Georgia 30327

2019 Annual Meeting of Stockholders

PROXY STATEMENT

Preferred Apartment Communities, Inc. ("we," "our," "us" or the "Company") is furnishing this Proxy Statement in connection with our solicitation of proxies to be voted at our 2019 Annual Meeting of Stockholders (the "Annual Meeting"). We will hold the Annual Meeting at our principal executive offices, located at 3284 Northside Parkway NW, 2nd Floor, Atlanta, Georgia 30327, on Thursday, May 2, 2019 at 9:00 a.m. Eastern Time, and any postponements or adjournments thereof. On approximately March 20, 2019, we will begin mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2018 Annual Report and how to vote over the Internet or how to request and return a proxy card by mail.

ABOUT THE PROXY STATEMENT

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will be asked to consider and act upon the following matters:

•	Election of ten directors nominated by our Board of Directors (the "Board") and listed in this Proxy Statement to serve until the annual meeting of stockholders in 2020;

•	Approval of the 2019 Stock Incentive Plan;

•	An advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement;

•	Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019; and

•	Such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission ("SEC"), we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice of Internet Availability of Proxy Materials in the mail. Unless requested, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability of Proxy Materials instructs you on how to access and review the Proxy Statement and 2018 Annual Report over the Internet at www.proxyvote.com. In addition, you can access the Proxy Statement and 2018 Annual Report here: https://materials.proxyvote.com/74039L. The Notice of Internet Availability of Proxy Materials also instructs you on how you may submit your proxy over the Internet, or how you can request a full set of proxy materials, including a proxy card to return by mail. If you received a Notice of Internet Availability of Proxy Materials in the mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials provided in the Notice of Internet Availability of Proxy Materials.

Will our Manager be present at the Annual Meeting?

Officers of Preferred Apartment Advisors, LLC (our "Manager") will be present at the Annual Meeting. Some or all of these officers may be officers of the Company.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on March 15, 2019, the record date for the Annual Meeting, are entitled to receive notice of and vote at the Annual Meeting.

If you hold your shares through a bank, broker or other nominee and intend to vote in person at the Annual Meeting, you will need to provide a legal proxy from your bank, broker or other stockholder of record.

What are the voting rights of stockholders?

Each share of our common stock is entitled to one vote. There is no cumulative voting.

How many shares are outstanding and entitled to vote at the Annual Meeting?

At the close of business on March 14, 2019, approximately 43,040,867 shares of our common stock were outstanding, including 6,198 shares of unvested restricted common stock, that are entitled to vote at the Annual Meeting. Additionally, 1,676,103 shares of our Series A Redeemable Preferred Stock and 51,328 shares of our Series M Redeemable Preferred Stock were outstanding on such date, neither of which are entitled to vote at the Annual Meeting.

What constitutes a quorum?

Stockholders entitled to cast at least a majority of all the votes entitled to be cast must be present at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business. Withheld votes, "abstentions" and broker non-votes count for purposes of determining whether a quorum is present. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the proposal is not a "routine" matter and the broker has not received voting instructions from the beneficial owner of the shares. All items on this year’s ballot are "non-routine" matters under New York Stock Exchange ("NYSE") rules to which we are subject, except ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for 2019 (Proposal 4).

What is the difference between a "stockholder of record" and a "street name" holder?

These terms describe how your shares are held. If your shares are registered directly in your name with Computershare, our transfer agent, you are a "stockholder of record." If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a "street name" holder.

If you are a "street name" holder, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote your shares. You are also invited to attend the Annual Meeting and vote your shares in person; however, in order to vote your shares in person, you must provide us with a legal proxy from your bank, broker or other stockholder of record.

Brokerage firms have authority under NYSE rules to vote customers' shares for which they have not received voting instructions on certain "routine" matters, but may not vote for "non-routine matters" unless they have received voting instructions. As explained above, all items on this year’s ballot are "non-routine" matters under NYSE rules except ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for 2019 (Proposal 4). Therefore, if you do not provide voting instructions, your brokerage firm may not vote your shares on such non-routine matters. We encourage you to provide voting instructions to your brokerage firm. This ensures your shares will be voted at the Annual Meeting.

How do I vote?

If you are a registered stockholder, meaning that your shares are registered in your name, you have four voting options. You may vote:

•
over the Internet (if you have access to the Internet, we encourage you to vote in this manner) by going to www.proxyvote.com. Have your proxy card in hand when you access the website and follow the instructions to vote your shares;

•	by telephone by calling 1-800-690-6903. Have your proxy card in hand when you call and then follow the instructions to vote your shares;

•	by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid, preaddressed envelope enclosed therewith; or

•	by attending the Annual Meeting and voting in person.

Please carefully follow the directions in the Notice of Internet Availability of Proxy Materials or proxy card you received. Proxies submitted over the Internet or by telephone must be received by 1:00 a.m., Eastern Time, on May 2, 2019. Proxies submitted by mail must be received by the Company prior to the commencement of the Annual Meeting.

If you have any questions about the Annual Meeting, or if you require assistance on voting, please call Broadridge Investor Communications Solutions, Inc. ("Broadridge"), our proxy tabulator, at 1-800-690-6903.

Can I vote my shares in person at the meeting?

If you are a "stockholder of record," you may vote your shares in person at the meeting. If you hold your shares in "street name," you must obtain a legal proxy from your broker, bank, trustee or nominee, giving you the right to vote the shares at the meeting.

What do I need to do to attend the meeting in person?

Proof of stock ownership and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the meeting. Only stockholders who owned our common stock as of the close of business on March 15, 2019 are entitled to attend the meeting.

•
If your shares are registered in your name and you owned our common stock as of the close of business on March 15, 2019, you only need to provide some form of government issued photo identification for admission.

•
If your shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the meeting if you bring a recent bank or brokerage statement showing that you owned shares of our common stock on March 15, 2019.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?

It means that you have multiple accounts with our transfer agent and/or with a broker, bank or other nominee. You will need to vote separately with respect to each Notice of Internet Availability of Proxy Materials or proxy card you received. Please vote all the shares you own.

Can I change my vote after I have mailed in my proxy card?

You may revoke your proxy by doing one of the following:

•
by sending a written notice of revocation to our Secretary at 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327 so it is received prior to the Annual Meeting, stating that you revoke your proxy;

•	by signing a later-dated proxy card and submitting it so it is received prior to the commencement of the Annual Meeting in accordance with the instructions included on the proxy card(s); or

•	by attending the Annual Meeting and voting your shares in person.

How may I vote for each proposal?
Proposal 1 – You may vote for each individual nominee or withhold from each individual nominee.
Proposal 2 – You may vote for, against or abstain from voting on the approval of the 2019 Stock Incentive Plan.
Proposal 3 – You may vote for, against or abstain on the advisory vote on named executive officer compensation.
Proposal 4 – You may vote for, against or abstain from voting to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for 2019.

What are the Board's recommendations on how I should vote my shares?

Proposal 1 –	For all the nominees for election as director.
Proposal 2 – For the 2019 Stock Incentive Plan.
Proposal 3 – For the advisory proposal on named executive officer compensation.

Proposal 4 –	For the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for 2019.

What vote is required to approve each item?

Proposal Number	Subject	Vote Required	Impact of Abstentions and Broker Non-Votes, if any
1	Election of directors	Since this is an uncontested election, by a majority of the votes cast.	Abstentions and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.

2	Approval of the 2019 Stock Incentive Plan	A majority of the votes cast.	Abstentions and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.

3	Advisory vote on named executive officer compensation	A majority of the votes cast.	Abstentions and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.

4	Ratification of appointment of independent auditors	A majority of the votes cast.	Abstentions and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.

None of these proposals, if approved, entitles stockholders to appraisal rights under Maryland law or our charter.

What if I return my proxy card but do not provide voting instructions?

If you return a signed proxy card but do not provide voting instructions, your shares will be voted as follows:

Proposal 1 –	For all the nominees for election as director.
Proposal 2 – For the 2019 Stock Incentive Plan.
Proposal 3 – For the advisory proposal on named executive officer compensation.

Proposal 4 –	For the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for 2019.

What happens if additional matters are presented at the Annual Meeting?

We know of no other matters other than the items of business described in this Proxy Statement that can be considered at the meeting. If other matters requiring a vote do arise, the persons named as proxies will have the discretion to vote on those matters for you.
Is a list of stockholders available?
The names of stockholders of record entitled to vote at the Annual Meeting will be available to stockholders entitled to vote at this meeting for ten days prior to the Annual Meeting for any purpose relevant to the Annual Meeting. This list can be viewed between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time at our principal executive offices at 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327. Please contact our Secretary at 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327 to make arrangements.

Who will count the votes?

A representative of Broadridge will act as the inspector of elections and will tabulate votes. In connection with the duties as inspector of elections, Broadridge’s representative will also determine whether a quorum is present, evaluate the validity of proxies and ballots and certify the voting results.

Who pays the cost of this proxy solicitation?

Proxies will be solicited on behalf of the Board by mail, in person and by telephone. We will pay the cost of preparing, assembling and mailing the proxy materials and the cost of soliciting proxies. We will also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners and will reimburse them for their reasonable expenses in doing so. We have not hired a proxy solicitor for the Annual Meeting. We have hired Broadridge to assist in the distribution of our proxy materials and the tabulation of proxies. In addition, Broadridge will serve as our inspector of elections. If you have any questions about the Annual Meeting, or if you require assistance on voting, please call Broadridge at 1-800-690-6903.

What is "householding?"

In accordance with a notice sent to certain street name stockholders of our common stock who share a single address, stockholders at a single address will receive only one copy of this Proxy Statement and our 2018 Annual Report unless we have previously received contrary instructions. This practice, known as "householding," is designed to reduce our printing and postage costs. We currently do not "household" for stockholders of record.

If your household received a single set of proxy materials, but you would prefer to receive a separate copy of this Proxy Statement or our 2018 Annual Report, you may contact us at Preferred Apartment Communities, Inc., 3284 Northside Parkway NW, Suite 150, Atlanta, GA 30327, Attn: Investor Relations, telephone: 1-770-818-4100, and we will deliver those documents to you promptly upon receiving the request. You may also change your householding preferences through the Broadridge Householding Election system at 1-866-540-7095.

You may request or discontinue householding in the future by contacting the broker, bank or similar institution through which you hold your shares.

How do I submit a stockholder proposal for, or nominate an individual for election at, the 2020 annual meeting or related proxy materials, and what is the deadline for submitting a proposal or nominating an individual?

In order for a stockholder proposal to be properly submitted for presentation at our 2020 annual meeting and included in the proxy material for our 2020 annual meeting, we must receive written notice of the proposal at our executive offices by November 20, 2019. In order for a stockholder to nominate an individual for election to our Board, or to present a proposal of other business (other than a proposal to be included in our proxy materials), at our 2020 annual meeting, we must receive written notice of the nomination or proposal during the period beginning on October 21, 2019 and ending at 5:00 p.m., Eastern Time, on November 20, 2019. However, if our 2020 annual meeting is advanced or delayed by more than 30 days from the first anniversary of the Annual Meeting, then we must receive written notice of the nomination or proposal either (i) during the period beginning on the 150th day prior to, and ending at 5:00 p.m., Eastern Time, on the 120th day prior to, the date of our 2020 annual meeting, or (ii) the tenth day following the day on which we first publicly announce the date of our 2020 annual meeting. All proposals must contain the information specified in, and otherwise comply with, our bylaws and the federal securities laws. Proposals should be sent via registered, certified or express mail to: 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327, Attention: Jeffrey R. Sprain, General Counsel and Secretary.

Other Information

Our 2018 Annual Report, including financial statements audited by PricewaterhouseCoopers LLP, our independent registered public accounting firm, and PricewaterhouseCoopers LLP's report thereon, is available at https://materials.proxyvote.com/74039L, and if you received a printed copy of this Proxy Statement, accompanies this Proxy Statement. However, the 2018 Annual Report forms no part of the material for the solicitation of proxies.

The 2018 Annual Report may also be accessed through our website at www.pacapts.com by clicking on the "Investors" link, followed by the "Annual Reports" link. In addition, our Annual Report on Form 10-K for the year ended December 31, 2018 ("2018 Form 10-K Annual Report") is available on our website and from the SEC's website at www.sec.gov. At the written request of any stockholder who owns our common stock as of the close of business on the record date, we will provide, without charge, paper copies of our 2018 Form 10-K Annual Report, including the financial statements and financial statement schedules, as filed with the SEC, except exhibits thereto. If requested by stockholders, we will provide copies of the exhibits for a reasonable fee. You can request copies of our 2018 Form 10-K Annual Report by following the instructions on the Notice of Internet Availability of Proxy Materials or by mailing a written request to:

Preferred Apartment Communities, Inc.
3284 Northside Parkway NW, Suite 150
Atlanta, Georgia 30327
Attention: General Counsel and Secretary

COMMON STOCK OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS
AND PRINCIPAL STOCKHOLDERS

Except as otherwise indicated, the following table sets forth the beneficial ownership of shares of our common stock as of February 28, 2019 for:

•	our directors and nominees;

•
our principal executive officer, principal financial officer and the three other most highly compensated executive officers calculated in accordance with SEC rules and regulations (collectively the "Named Executive Officers");

•	our directors and Named Executive Officers as a group; and

•	each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock.

In accordance with SEC rules, each listed person’s beneficial ownership includes all shares of our common stock the person actually owns beneficially or of record, all shares of our common stock over which the person has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund), and all shares the person has the right to acquire within 60 days (such as shares of common stock that may be issued upon conversion of Class A Units representing Class A limited partnership interests ("Class A Units") in Preferred Apartment Communities Operating Partnership, L.P. (our "operating partnership"), of which the Company is the general partner). Except as otherwise provided, all shares are owned directly, and the indicated person has sole voting and investing power. Unless otherwise indicated, the business address of the stockholders listed below is the address of our principal executive office, 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327.

	Common Stock Outstanding

Beneficial Owner	Shares Owned		Percentage

The Vanguard Group	4,118,087	(1)	9.40%
Blackrock, Inc.	3,464,622	(2)	7.91%
NELL Partners, Inc.	45,265	(3)	*
Leonard A. Silverstein	45,265	(3)	*
Michael J. Cronin	96,027	(5)	*
Daniel M. DuPree	195,907	(3)(4)(6)	*
Joel T. Murphy	93,477	(7)	*
John Isakson	18,281	(8)	*
Jeffrey R Sprain	9,004	(9)	*
Steve Bartkowski	54,048	(10)(12)	*
Gary B. Coursey	50,938	(10)	*
Sara J. Finley**	0		*
William J. Gresham, Jr.	42,684	(10)(11)	*
Howard A. McLure	71,587	(10)(13)	*
Timothy A. Peterson	54,166	(10)	*
John M. Wiens	18,128	(10)	*

All directors, director nominees and executive officers as a group (13 persons)	704,247		1.61%
______________________

*	Less than 1%

**	Independent Director Nominee

(1)
As of January 31, 2019. Based solely upon information provided in a Schedule 13G/A filed with the SEC on February 11, 2019. The Vanguard Group beneficially owned 4,118,087 shares, 38,357 shares of which it has sole voting power with respect thereto, 2,800 shares of which it has shared voting power with respect thereto, 4,080,211 of such shares of which it has sole dispositive power with respect thereto and 37,876 shares of which it has shared dispositive power with respect thereto. The business address for The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355.

(2)
As of December 31, 2018. Based solely upon information provided in a Schedule 13G/A filed with the SEC on February 6, 2019. Blackrock, Inc. beneficially owned 3,464,622 shares, 3,230,694 shares of which it has sole voting power with respect thereto and

3,464,622 shares of which it has sole dispositive power with respect thereto. The business address for Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)
NELL Partners, Inc. owns 45,265 shares of our common stock. The Trustee of the Nancy Ann Richardson Williams 2017 Children's Trust, Leonard A. Silverstein and Daniel M. DuPree share joint voting and investment power over the shares held by NELL Partners, Inc. Mr. Silverstein disclaims any economic interest in such shares, 55% of which are owned indirectly by the Nancy Ann Richardson Williams 2017 Children's Trust; 30% of which are owned indirectly by Northside Partners Trust, formed on November 2, 2009, a trust created by Leonard A. Silverstein's spouse for the benefit of Mr. Silverstein and their children; and 15% of which are owned indirectly by Daniel M. DuPree.

(4)
Although the Trustee of the Nancy Ann Richardson Williams 2017 Children's Trust, Mr. Silverstein and Mr. DuPree share joint voting and investment power over the shares held by NELL Partners, Inc., Mr. DuPree disclaims any economic interest in 38,475 of such shares, 64.7% of which are owned indirectly by the Nancy Ann Richardson Williams 2017 Children's Trust, and 35.3% of which are owned indirectly by Northside Partners Trust, formed on November 2, 2009, a trust created by Mr. Silverstein's spouse for the benefit of Mr. Silverstein and their children.

(5)	79,567 of these shares represent Class A Units of our operating partnership, each of which may be exchanged for one share of our Common Stock, or cash, as selected by the Company.

(6)	51,078 of these shares represent Class A Units of our operating partnership, each of which may be exchanged for one share of our Common Stock, or cash, as selected by the Company.

(7)	93,477 of these shares represent Class A Units of our operating partnership, each of which may be exchanged for one share of our Common Stock, or cash, as selected by the Company.

(8)	18,281 of these shares represent Class A Units of our operating partnership, each of which may be exchanged for one share of our Common Stock, or cash, as selected by the Company.

(9)	7,001 of these shares represent Class A Units of our operating partnership, each of which may be exchanged for one share of our Common Stock, or cash, as selected by the Company.

(10)	1,033 of these shares are unvested shares of restricted Common Stock that will vest on April 29, 2019.

(11)	10,851of these shares are owned by Mr. Gresham's spouse. Mr. Gresham disclaims any beneficial ownership of such shares.

(12)	1,223 of these shares represent Class A Units of our operating partnership, each of which may be exchanged for one share of our common stock or cash, as selected by the Company.

(13)	64,543 of these shares are owned by the Howard Alex McLure Revocable Trust, of which Mr. McLure is the sole trustee and sole beneficiary.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Our Board of Directors recommends a vote FOR all of the nominees named below.

Our charter and by-laws provide that the number of our directors may be established by a majority of the entire Board but may not be fewer than two nor more than ten. We currently have eight directors, including six independent directors. The term of each director expires at the Annual Meeting and when his respective successor is duly elected and qualified.

Upon the recommendation of our Nominating and Corporate Governance Committee of the Board (which is comprised solely of independent directors) the Board has increased the size of the Board from eight directors to ten directors effective May 2, 2019 and has nominated incumbent directors Steve Bartkowski, Gary B. Coursey, Daniel M. DuPree, William J. Gresham, Jr., Howard A. McLure, Timothy A. Peterson, Leonard A. Silverstein and John M. Wiens, to stand for re-election of eight of the ten director positions at the Annual Meeting and to hold office until the later of our annual meeting of stockholders in 2020 and when a successor is elected and qualified. Also, upon the recommendation of our Nominating and Corporate Governance Committee, the Board has nominated Joel T. Murphy and Sara J. Finley to stand for election for the ninth and tenth director position at the Annual Meeting and to hold office until our annual meeting of stockholders in 2020 and when a successor is elected and qualified.

We expect that each nominee for election as a director will be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees. Since this is an uncontested election, each director will be elected by a majority of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Abstentions and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.

Nominees for Election

We have provided below certain information about each nominee for election as a director.

Name	Age	Position(s)
Daniel M. DuPree	72	Chief Executive Officer and Chairman of the Board
Leonard A. Silverstein	60	President, Chief Operating Officer and Vice Chairman of the Board
Joel T. Murphy*	60	Chief Executive Officer of New Market Properties, LLC and Director Nominee
Steve Bartkowski	66	Independent Director
Gary B. Coursey	79	Independent Director
William J. Gresham, Jr.	76	Independent Director
Howard A. McLure	62	Lead Independent Director
Timothy A. Peterson	53	Independent Director
John M. Wiens	63	Independent Director
Sara J. Finley*	58	Independent Director Nominee
* Director Nominee

Daniel M. DuPree has served as Chairman and Chief Executive Officer of the Company since April 16, 2018. Prior to becoming Chairman and Chief Executive Officer of the Company, Mr. DuPree served as Vice Chairman of the Company from August 2012 until April 16, 2018 and served as Chief Investment Officer of the Company from January 1, 2014 to April 16, 2018. Mr. DuPree was elected to our Board as a director effective as of March 31, 2011. Until December 31, 2013, Mr. DuPree served as our lead independent director and presided over executive sessions of non-management directors. Mr. DuPree has over 48 years of commercial real estate experience in development, leasing and property management. From March 2009 to March 2012, he served as Chief Executive Officer for The Reynolds Companies, a real estate development company in Atlanta, Georgia. From 1992 to March 2001 and then again from March 2003 to March 2009, Mr. DuPree served as President and Chief Operating Officer for Cousins Properties Incorporated (NYSE: CUZ), a real estate development, acquisition, financing, management and leasing company. From September 2002 to March 2003, Mr. DuPree served as Chief Executive Officer of Barry Real Estate Companies, a real estate development and management company. From 1982 to 1992, he served as Chief Executive Officer of New Market Development Company, a shopping center management and development company which he founded in 1982. From 1976 to 1982, Mr. DuPree served as an Executive Vice President for Post Properties, where he was responsible for shopping center management, leasing and development. From 1974 to 1976, Mr. DuPree was a commercial real estate broker for Coldwell Banker and Company. Mr. DuPree received his Bachelor of Science Business Administration degree from the University of Florida.

We believe that Mr. DuPree’s previous experience as President and Chief Operating Officer of Cousins Properties and as Chief Executive Officer of The Reynolds Companies make him well qualified to serve as a member of our Board.

Leonard A. Silverstein is a co-founder of the Company and has served as a member of the Board of Directors since the Company's formation in 2009 and as Vice Chairman of the Board from formation until January 2014 and again from April 2018 to the present. Mr. Silverstein continues to serve as President and Chief Operating Officer of the Company, positions he has held since August 2012. Prior to such time, Mr. Silverstein served as Executive Vice President, General Counsel and Secretary of the Company since our formation in 2009 until August 2012. Mr. Silverstein also has served as General Counsel (from February 2005 until December 2017) and President (from December 2011 until December 2017) of WRA and Chief Operating Officer of Corporate Holdings, LLC, an affiliate of the Company, from 2004 until December 2018. Since partnering with John A. Williams in 2004, he has been involved in an aggregate of over $6.0 billion of real estate transactions related to investments, acquisitions, financings, management and dispositions, principally in the multifamily sector. From August 1994 to 2004, Mr. Silverstein was a partner at the law firm of McKenna, Long & Aldridge LLP. From January 1991 to August 1994, Mr. Silverstein was a partner at the law firm of Powell, Goldstein, Frazer & Murphy LLP, where he began his legal practice in 1983. In 2017, Mr. Silverstein was elected to the Board of Directors of the Investment Program Association (IPA), effective as of January 1, 2018. Mr. Silverstein’s practice focused on securities and corporate finance law, corporate governance and mergers and acquisitions, advising both publicly-held and privately-held clients in a variety of industries, including real estate. Mr. Silverstein received his law degree from Vanderbilt University School of Law where he served on the editorial staff of the Vanderbilt Law Review, and his BA from Vanderbilt University, where he graduated magna cum laude.

We believe that Mr. Silverstein’s previous experience as a partner in each of McKenna, Long & Aldridge LLP and Powell, Goldstein, Frazer & Murphy LLP, as the General Counsel and President of WRA and as Chief Operating Officer of Corporate Holdings, LLC and his legal education make him well qualified to serve as a member of our Board.

Joel T. Murphy is standing for election to our Board as a director, effective as of May 2, 2019 and has served as Chief Executive Officer of New Market Properties, LLC, a wholly-owned subsidiary of the Company's operating partnership, since September 1, 2014. In addition, Mr. Murphy has served as the chairperson of the Manager's Investment Committee. Mr. Murphy also served as a member of our Board from September 1, 2014 to May 7, 2015. Mr. Murphy has over 30 years of experience as an executive officer, principal and advisor in retail and multifamily projects, portfolios and investments. From January 2009 to present, Mr. Murphy served as Chief Executive Officer of Murphy Capital and Advisory Group LLC; from May 2010 to present, as Managing Partner of Paces Andrews Associates; from January 2011 to December 2013, as Principal of Iron Tree Capital LLC; and from August 2012 to July 2014, as Chief Executive Officer of Iron Tree Retail LLC. From 1992 to 1995, Mr. Murphy served as the Director of Development of Cousins Properties Incorporated and from 1995 to 2008, he served as President of the Retail Division of Cousins Properties Incorporated, as well as a member of its investment committee. From 1988 to 1992, he was a Partner at New Market Development Company, Ltd., a shopping center management and development company, which owned and managed retail properties primarily in the Mid-Atlantic and Southeast regions and Texas. Mr. Murphy also currently serves on the board of directors of The Orvis Company and serves, and has served, on other boards of directors and related committees.

We believe that Mr. Murphy's previous experience at Cousins Properties Incorporated and Iron Tree Capital LLC and Iron Tree Retail LLC, along with his experience on the board of directors of the The Orvis Company and board leadership roles for non-profit organizatons, make him well qualified to serve as a member of our Board.

Steve Bartkowski was elected to our Board as a director, effective as of March 31, 2011. Mr. Bartkowski was an All American in both baseball and football at the University of California at Berkeley. In 1975, he was the first pick in the NFL draft, selected by the Atlanta Falcons, serving as their starting quarterback for the following 11 seasons. Mr. Bartkowski was the NFL’s rookie of the year in 1975, the NFL’s highest rated quarterback for three years, and earned All-Pro honors for his efforts in 1980 and 1981. He was the most valuable player in the NFC in 1980. Mr. Bartkowski led the Falcons to their first playoff game in 1978 and again in 1980 and 1982. Mr. Bartkowski played his last season in the NFL for the Los Angeles Rams and retired from professional football in 1987. Following retirement from professional football, Mr. Bartkowski produced and hosted the popular TNN outdoor television series, Backroad Adventures with Steve Bartkowski from 1994 – 1996. He was also the host of a top rated outdoor television series, Suzuki’s Great Outdoors with Steve Bartkowski, on ESPN from 1990 – 1993. From 2000 until his retirement in late 2017, Mr. Bartkowski worked in business development for DPR Construction ("DPR"), a global commercial contractor and construction management company. Since December 2017, Mr. Bartkowski has served as a consultant to DPR. He is a well-known motivational speaker on personal success and excellence, giving speeches throughout the United States.

We believe that Mr. Bartkowski’s experience in business development for DPR and his previous leadership and management experience, both in professional football and television, make him well qualified to serve as a member of our Board.

Gary B. Coursey was elected to our Board as a director on December 3, 2010. Mr. Coursey has over 50 years of experience in the architectural profession and has managed the completion of thousands of projects representing over $3 billion in construction costs. He founded Gary B. Coursey & Associates Architects, Inc., a LEED certified firm, in 1971 and has built an innovative architectural practice focused on a high level of creativity and design. Mr. Coursey has overseen the design of over 300,000 units of multi-family housing, personal care facilities, athletic facilities, office buildings, industrial buildings, financial institutions, medical facilities, military facilities, restaurants, shopping centers and churches. In January 2015, Mr. Coursey was elected to the College of Fellows of the American Institute of Architects

for his notable contributions to the advancement of the profession of architecture. Mr. Coursey has experience throughout the United States, as well as internationally. Mr. Coursey received his Bachelor of Science in Architecture from the Georgia Institute of Technology and his Associate of Science in Building Construction from Southern Polytechnic State University.

We believe that Mr. Coursey’s experience as the founder of Gary P. Coursey & Associates Architects, Inc. and his related architectural design experience make him well qualified to serve as a member of our Board.

Sara J. Finley is standing for election to our Board as a director, effective as of May 2, 2019. Ms. Finley is the principal of Threshold Corporate Consulting, LLC, a consulting services firm that she founded in 2015.  From 2009 to 2011, Ms. Finley served as senior vice president and general counsel of CVS Health Corporation, formerly known as CVS Caremark Corporation (including its predecessor companies, "CVS Caremark"), a publicly traded pharmacy services company (NYSE: CVS).  From 2007 to 2009, Ms. Finley served as senior vice president and general counsel of the pharmacy benefits management division of CVS Caremark, and from 2011 until her retirement from the company in 2015, Ms. Finley served as a senior legal advisor for CVS Caremark.  From 1998 to 2007, Ms. Finley served as senior vice president, assistant general counsel and corporate secretary of Caremark Rx, Inc., a publicly traded company and a predecessor of CVS Caremark. Previously, she was a partner at the law firm Kutak Rock in Atlanta, Georgia.  Ms. Finley graduated from the University of Alabama and received her law degree from Vanderbilt University.  She currently serves on the board of directors of Tivity Health, Inc., a publicly traded provider of fitness and health improvement programs based in Franklin, Tennessee (NASDAQ: TVTY), Studio Bank, a state-chartered community bank based in Nashville, Tennessee and Oak Paper Products Company, Inc., a privately-held paper products, packaging and janitorial supply company based in Los Angeles, California. She has also served on several Nashville non-profit boards, including Alive Hospice, The Center for Nonprofit Management, The Land Trust for Tennessee and The Vanderbilt Law School Board of Advisors.

We believe Ms. Finley's skills, experience and qualifications with over 15 years of executive management experience for industry-leading health care companies; board leadership roles for corporate and non-profit organizations; and extensive experience as a senior legal advisor for mergers and acquisitions, health care regulatory matters, corporate governance, enterprise risk management, compliance, and other matters make her well qualified to serve as a member of our Board.

William J. Gresham, Jr. was appointed to our Board as a director effective as of January 1, 2014. Mr. Gresham has been involved in commercial real estate in the Atlanta area since 1966, having over 50 years of experience in commercial real estate and office leasing and management. Mr. Gresham currently serves as a consultant for Gresham Real Estate Advisors, Inc., a real estate consulting company, which he founded in 1998. From 1984 to 1990, he served as President and Chief Executive Officer of City Group, Inc., an Atlanta area real estate development company. From 1980 to 1984, Mr. Gresham was Managing Partner of the Atlanta office of Lincoln Property Company, a national real estate developer. Prior to 1980, Mr. Gresham served as President of Gresham Realty Company, an office leasing and management company, which he founded in October 1969. From 1987 to 1990, Mr. Gresham served as a member of the Georgia House of Representatives and, from 1990 to 2007, on the Board of the Georgia Department of Transportation where he served as Chairman of the Board for two separate terms. He currently serves on the Boards of Directors for the Cobb Galleria Authority and the Georgia Sports Hall of Fame, and has served on the Board of Directors of Healthdyne, Inc. and Bank of North Georgia, as well as the Georgia Tech Advisory Board and the Georgia Tech Industrial Management Board. Mr. Gresham has also served in leadership positions for numerous other civic organizations. Mr. Gresham received his bachelor's degree in industrial management from Georgia Institute of Technology.

We believe Mr. Gresham's extensive experience in commercial real estate, his experience as a legislator in Georgia and his experience with the Georgia Department of Transportation, including as the chairman, make him well qualified to serve as a member of our Board.

Howard A. McLure was elected to our Board as a director, effective as of March 31, 2011. In addition, as of January 1, 2014, Mr. McLure has been designated as our lead director by the independent directors to preside over executive sessions of non-management directors. From September 2012 until its sale to a third party in November 2014, Mr. McLure served as Executive Chairman of the Board of Change Healthcare Corporation, a provider of healthcare cost transparency services to self-insured employers who sponsor high deductible health care benefit plans. From May 2011 until September 2012, Mr. McLure served as Chairman and Chief Executive Officer of Change Healthcare Corporation. From March 2007 until November 2009, he served as Executive Vice President of CVS Caremark Corporation (NYSE: CVS) and President of Caremark Pharmacy Services, a division of CVS Caremark Corporation, where he was responsible for all sales and operations of the division. From June 2005 until March 2007, Mr. McLure served as Senior Executive Vice President and Chief Operating Officer of Caremark RX, Inc., listed on the New York Stock Exchange prior to the closing of the CVS Corp. — Caremark RX Inc. merger in March 2007. From May 2000 to June 2005, Mr. McLure served as Executive Vice President and Chief Financial Officer of Caremark RX, Inc. From June 1998 to May 2000, Mr. McLure served as Senior Vice President and Chief Accounting Officer of Caremark RX, Inc. From 1995 to 1998, Mr. McLure was Senior Vice President and Controller of Magellan Health Services, Inc. (now known as Magellan Health, Inc.) (NASDAQ: MGLN), a specialty managed healthcare company. Mr. McLure received his Bachelors of Business Administration in Accounting from the University of Georgia in 1979.

We believe that Mr. McLure’s previous experience as Executive Chairman and Chief Executive Officer of Change Healthcare Corporation, Executive Vice President of CVS Caremark Corporation and Senior Executive Vice President, Chief Operating Officer and Chief Financial Officer of Caremark RX, Inc. make him well qualified to serve as a member of our Board.

Timothy A. Peterson was elected to our Board as a director, effective as of March 31, 2011. Since 2003, Mr. Peterson has been a partner, Chief Financial Officer and member of the Investment Committee and, since 2014, Chief Investment Officer and chair of the Investment Committee, of Altman Development Corporation, a real estate development company that builds multifamily homes, where his primary responsibilities have been overseeing capital markets activities, financial reporting, asset management, strategic planning and budgeting. Mr. Peterson was Chief Financial Officer for Keystone Property Trust from 1998 to 2002, becoming Executive Vice President from 2002 to 2003. From 1989 to 1998, Mr. Peterson served in a series of positions for Post Properties, including as Executive Vice President. Mr. Peterson was responsible for day-to-day coordination with the accountants, attorneys and investment bankers involved in completing the initial public offering of Post Properties in July 1993. Throughout his career, Mr. Peterson has overseen in excess of $5 billion of real estate financings using public stock sales, secured and unsecured debt, tax-exempt and taxable bond issuances, private placements and joint ventures. Mr. Peterson received his undergraduate degree in Accounting from the University of Florida in 1985 and his MBA in Finance from the University of Florida in 1987.

We believe that Mr. Peterson’s previous experience as Chief Financial Officer of Keystone Property Trust and Executive Vice President of Post Properties, combined with his financial reporting, accounting and initial public offering experience, make him well qualified to serve as a member of our Board.

John M. Wiens was elected to our Board as a director, effective as of May 5, 2016. From April 2011 to August 2018, Mr. Wiens served as Vice President and Portfolio Manager and a member of the investment committee for Stadion Money Management, a privately owned $3.5 billion money management firm. His primary responsibilities at Stadion included research, strategy and risk assessment for existing investments as well as developing new investment products. From 2010 to 2011, Mr. Wiens was a Vice President for J.P. Morgan Private Bank. From 2007 to to 2010, Mr. Wiens was the Vice President - Investment Management Division for Barclays Wealth-Lehman Brothers. From 1996 to 2007, Mr. Wiens was First Vice President - Institutional Director for Merrill Lynch, where he was responsible for institutional investments in debt, derivative and equity products in the southeast. In addition to his other experience, Mr. Wiens is a Chartered Financial Analyst ("CFA") which measures the competence in accounting, ethics, risk evaluation, financial analysis and investment theory and which is one of the most respected designations in finance. Mr. Wiens received his undergraduate degree in Communications from the University of Alabama in 1977 and his MBA in Finance from the University of Alabama in 1978. Mr. Wiens currently holds FINRA series 3, 5, 7, 9, 10, 63 and 65 licenses. In addition, Mr. Wiens holds the Chartered Market Technician® (CMT) and the Chartered Retirement Plans Specialist CRPS® designations and he is a member of the CFA Institute, the Atlanta Society of Financial Analysts and the Market Technicians Association.

We believe Mr. Wiens' over 35 years of experience in the investment and financial industry through multiple market cycles, combined with his CFA, CMT and CRPS designations and his experience with FINRA, the SEC and both retail and institutional investors, make him well qualified to serve as a member of our Board.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ALL OF THE NOMINEES NAMED ABOVE.

Biographical Information Regarding Executive Officers Who Are Not Nominated for Election as a Director

Michael J. Cronin, 63, has served as Executive Vice President of the Company since August 2012. In addition, Mr. Cronin has served as Chief Accounting Officer and Treasurer of the Company since our formation in 2009. Mr. Cronin, who is now employed by our Manager effective January 1, 2013, served in various capacities since first joining WRA in December 2005, most recently as Chief Financial Officer from October 2008 until December 2017. Prior to joining WRA, Mr. Cronin served as Vice President of Morgan Stanley Real Estate Advisors from February 2004 to December 2005. Mr. Cronin was the Chief Financial Officer of Hatfield Philips, a commercial real estate company, for three years prior to joining Morgan Stanley Real Estate Advisors. In total, Mr. Cronin has over 26 years of accounting, reporting and finance experience in the real estate field. He is a Certified Public Accountant and holds a BBA and Master's degree in Accounting from the University of Georgia.

John A. Isakson, 48, has served as Chief Financial Officer of the Company since July 2018. Prior to that time, he served as Executive Vice President and Chief Capital Officer of the Company from 2014 until August 2018. He has also served as Chief Executive Officer of Main Street Apartment Homes, LLC, an indirect subsidiary of the Company, since its commencement of operations in 2015. Prior to his role at the Company, he was Chief Executive Officer of Williams Asset Management, an investment and asset management firm for a private equity fund he co-founded with John Williams, from 2006 to December 2013. Mr. Isakson co-founded Tarpon Development, LLC, serving as CEO from 1999 to 2006. He has a broad depth of knowledge of both the private and institutional side of the real estate industry in acquisitions, dispositions, corporate and property level finance, investor relations and asset management. Mr. Isakson currently serves on the Board of Directors of Legacy Housing Corporation, the fourth largest producer of manufactured homes in the United States.

He also serves on the Dean's Advisory Council at Tulane University. He has served on the Arthritis Foundation's national board of directors, as well as the board for the Georgia chapter in various positions. Mr. Isakson earned a bachelor’s degree in Economics at Tulane University, and his master’s degree in Economics at the University of Georgia.

Jeffrey R. Sprain, 47, has served as General Counsel and Secretary of the Company since 2012, and has served as Executive Vice President since 2017. Prior to that time, he served as Legal Counsel and Secretary since the Company's formation in 2009. Mr. Sprain has over 17 years of experience in the real estate industry, including serving as legal counsel of Williams Realty Advisors, LLC from 2006 to December 2017 and for Corporate Holdings, LLC from 2006 to December 2018. From November 2001 to March 2005, Mr. Sprain was an associate at the law firm Faegre & Benson, LLP. From April 2005 until May 2006, Mr. Sprain was an associate at the law firm Kilpatrick Stockton, LLP. From 1994 to 1998 he was an officer on active duty in the United States Air Force where he was a research scientist. Mr. Sprain is currently the chair of the Board of Directors of the Andrew P. Stewart Center and has served on the Board of Directors for the Minnesota Justice Foundation and the Loan Repayment Assistance Program of Minnesota. Mr. Sprain received his law degree from the University of Minnesota in 2001 where he graduated magna cum laude and order of the coif, and his BS from University of Wisconsin-Madison in electrical and computer engineering in 1993.

Director Compensation

Our compensation committee (the "Compensation Committee") designs our director compensation with the goals of attracting and retaining highly qualified individuals to serve as independent directors and fairly compensating them for their time and efforts. Because of our qualification and operation as a real estate investment trust, or REIT, for U.S. federal income tax purposes and the unique attributes of a REIT, service as an independent director on our Board requires broad expertise in the fields of real estate and real estate investing.

In 2018, we compensated each of our independent directors with an annual fee of $60,000. If an independent director also served as our Vice Chairman of the Board, we would compensate such independent director with an additional annual fee of $50,000. We also paid an additional $20,000 annual fee to the chair of our audit committee (the "Audit Committee") and an additional $10,000 annual fee to the chair of the nominating and corporate governance committee (the "Nominating and Corporate Governance Committee"), the chair of the compensation committee (the "Compensation Committee") and the chair of the conflicts committee (the "Conflicts Committee"). In addition, in 2018, we paid each independent director an annual fee of $20,000 for committee service, with this fee paid in equal quarterly installments in arrears. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board and committees thereof. If a director is also one of our officers, we will not pay that director any compensation for services rendered as a director. We may issue shares of our common stock pursuant to our 2011 Stock Incentive Plan and, if approved, our 2019 Stock Incentive Plan, in lieu of paying an independent director annual fees and/or meeting fees in cash.

All annual fees paid to our independent directors in 2018 were paid in shares of restricted common stock under our 2011 Stock Incentive Plan which vest in approximately equal amounts quarterly. All fees paid in 2018 for chairing a committee or for committee service were paid in cash. We currently expect that the annual fees owed to our independent directors will be paid in restricted shares of our common stock under our 2019 Stock Incentive Plan, if approved, through our next annual meeting in 2020, which restricted shares will vest in approximately equal amounts quarterly, that the fees for committee chairs will be paid in cash following the Annual Meeting, and that fees paid for committee service with be paid in cash in equal quarterly installments in arrears. In determining the number of shares granted for the annual fees paid to our independent directors for 2018-2019, our Compensation Committee used the closing price of our common stock for the trading day immediately prior to the date of our 2018 annual meeting to determine the number of shares to grant. If we elect to pay our independent directors in cash, subject to the consent of the Compensation Committee, each independent director may elect to receive his or her annual fees and/or meeting fees in the form of shares of our common stock or a combination of shares of our common stock and cash. The vesting schedule for fees paid to our independent directors in shares of our common stock will be determined by the Compensation Committee in connection with such award. None of the members of the Board will be entitled to any fees for serving on the Board except as set forth above or unless the Board unanimously determines otherwise.

Compensation of our directors as of December 31, 2018 was as follows:

NAME(1)	FEES EARNED OR PAID IN CASH ($)(2)	STOCK AWARDS ($)(3)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	ALL OTHER COMPENSATION ($)		TOTAL ($)
Steve Bartkowski	30,000	59,999	—	—	9,802	(4)	99,801
Gary B. Coursey	30,000	59,999	—	—	—		89,999
William J. Gresham, Jr.	20,000	59,999	—	—	—		79,999
Howard A. McLure	30,000	59,999	—	—	12,802	(5)	102,801
John M. Wiens	20,000	59,999	—	—	—		79,999
Timothy A. Peterson	40,000	59,999	—	—	3,000	(6)	102,999

(1)
Mr. DuPree, our Chairman and Chief Executive Officer, and Mr. Silverstein, our President, Chief Operating Officer and Vice Chairman, are not included in this table as each of them is a Named Executive Officer of the Company and neither of them received compensation for service as a director of the Company in 2018. All compensation paid to Messrs. DuPree and Silverstein for the services they provide to the Company is reflected in the Summary Compensation Table.

(2)	Represents cash payments for the chair of certain committees and for annual committee service.

(3)
The amounts included in this column represent the aggregate grant date fair value of each award, computed in accordance with Financial Accounting Standard Board - Accounting Standards Codification Topic 718 ("ASC 718"). On May 3, 2018, we issued 4,135 restricted shares of common stock to each of our independent directors in lieu of paying cash as compensation for annual service on our Board; the grant date fair value of each restricted share of common stock was $14.51 based on the closing price of our common stock on the date prior to the date of grant. Each share of restricted common stock, vested, or will vest, in approximately equal amounts on the following dates: August 1, 2018, October 30, 2018, January 28, 2019 and April 29, 2019.

(4)	This amount includes $9,802 reimbursed by the Company to the Manager for the employer side of insurance premiums for heath insurance provided to Mr. Bartkowski by the Manager.

(5)
The amount for Mr. McLure reflects payments from NMP Advisors, LLC, the entity our Manager contracts with to manage our retail assets, for serving on the advisory committee of NMP Advisors, LLC. The fee is $1,500 per meeting and Mr. McLure attended two meetings in 2018. In addition, this amount includes $9,802 reimbursed by the Company to the Manager for the employer side of insurance premiums for heath insurance provided to Mr. McLure by the Manager.

(6)
The amount for Mr. Peterson reflects payments from NMP Advisors, LLC, the entity our Manager contracts with to manage our retail assets, for serving on the advisory committee of NMP Advisors, LLC. The fee is $1,500 per meeting and Mr. Peterson attended two meetings in 2018.

CORPORATE GOVERNANCE

Board of Directors and Committees

Our business is managed by our Manager, subject to the supervision and oversight of our Board. In addition, there are established investment guidelines for our Manager to follow in its day-to-day management of our business. Our Board may amend or revise the investment guidelines without a vote of our stockholders. A majority of our Board members are "independent," as determined by the requirements of the NYSE and the regulations of the SEC. Our directors keep informed about our business by attending meetings of our Board and its committees and through supplemental reports and communications. Our independent directors will meet regularly in executive session without the presence of our corporate officers or non-independent directors.

Audit Committee. Our Audit Committee consists of three of our independent directors: Messrs. Timothy A. Peterson, Howard A. McLure and John M. Wiens. Mr. Peterson serves as chairman of the Audit Committee and as the "audit committee financial expert," as defined in applicable SEC rules. The other two members of the Audit Committee also meet the standard of "audit committee financial expert," as defined in applicable SEC rules. Our Board has adopted a charter for the Audit Committee that sets forth its specific functions, powers, duties and responsibilities. The Audit Committee, by approval of at least a majority of the members, will: (i) select the independent registered public accounting firm to audit our annual financial statements; (ii) review with the independent registered public accounting firm the plans and results of the audit engagement; (iii) approve the audit and non-audit services provided by the independent registered public accounting firm; (iv) review the independence of the independent registered public accounting firm; consider the range of audit and non-audit fees; and (v) review the adequacy of our internal accounting controls. The Audit Committee will have additional powers, duties and responsibilities as may be delegated to it by the Board. During 2018, the Audit Committee held seven meetings. Actions were also taken during the year by written consent.

Compensation Committee. Our Compensation Committee consists of three of our independent directors: Messrs. Gary A. Coursey, who serves as chairman, William J. Gresham, Jr. and John M. Wiens. Our Board has adopted a charter for the Compensation Committee that sets forth its specific functions, powers, duties and responsibilities. Among other things, the Compensation Committee charter calls upon the Compensation Committee to:

•
review and approve on an annual basis the corporate goals and objectives relevant to chief executive officer compensation, if any, evaluate our chief executive officer’s performance in light of such goals and objectives and, either as a committee or together with our independent directors (as directed by the Board), determine and approve the remuneration of our chief executive officer based on such evaluation;

•	review and oversee management’s annual process, if any, for evaluating the performance of our officers and review and approve on an annual basis the remuneration of our officers;

•	oversee our stock incentive plan; and

•	determine from time to time the remuneration for our independent directors.

See "Compensation Discussion and Analysis" for a description of the processes and procedures of the Compensation Committee and for additional information regarding the Compensation Committee’s role and management’s role in determining compensation for executive officers and directors. During 2018, the Compensation Committee held two meetings. Actions were also taken during the year by written consent.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is comprised of three of our independent directors: Messrs. Steve Bartkowski, who serves as chairman, Gary B. Coursey and Timothy A. Peterson. The Nominating and Corporate Governance Committee was formed to establish and implement our corporate governance practices and to nominate individuals for election to the Board. Our Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by our Board. Among other things, the committee charter calls upon the Nominating and Corporate Governance Committee to: (i) develop criteria for selecting new directors and identify individuals qualified to become Board members and members of the various committees of the Board; (ii) select, or recommend that the Board select, the director nominees for each annual meeting of stockholders and the committee nominees; and (iii) develop and recommend to the Board a set of corporate governance principles applicable to the Company. We have not adopted a specific policy regarding the consideration of director nominees recommended to our Nominating and Corporate Governance Committee by stockholders. The Company plans to implement a policy as soon as it receives its first director nominee from stockholders. The Board views it as appropriate to defer developing a formal policy until such time as it receives its first stockholder nominee. Stockholders who wish to recommend nominees for consideration by the committee may submit their nominations in writing to our Secretary at the address provided in this Proxy Statement. The committee may consider these stockholder recommendations when it evaluates and recommends nominees to the Board for submission to the stockholders at each annual meeting. During 2018, the Nominating and Corporate Governance Committee held three meetings. Actions were also taken during the year by written consent.

Conflicts Committee. Our conflicts committee (the "Conflicts Committee") is comprised of three of our independent directors: Messrs. Howard A. McLure, who serves as chairman, Steve Bartkowski and William J. Gresham, Jr. The Conflicts Committee is designed to review, among other things, (i) transactions we enter into with the Company's executive officers, our Manager, any member of the Board or any of their respective affiliates or related parties that are subject to a conflict of interest, and (ii) the allocation of investment opportunities among affiliated entities. Our Board has adopted a charter for the Conflicts Committee that sets forth its specific functions, powers, duties and responsibilities. For a description of certain of our conflict resolution procedures, see "Certain Relationships and Related Transactions — Conflicts of Interest — Certain Conflict Resolution Procedures" included elsewhere in this Proxy Statement. During 2018, the Conflicts Committee held four meetings. Actions were also taken during the year by written consent.

Independent Directors. Our Board has determined that each of our independent directors is independent within the meaning of the applicable (i) requirements set forth in the Securities and Exchange Act of 1934, as amended, (the "Exchange Act") and the applicable SEC rules, and (ii) rules of the NYSE. To be considered independent under the NYSE rules, the Board must determine that a director does not have a material relationship with us (either directly, or as a partner, stockholder or officer of an organization that has a relationship with any of those entities, including our Manager and their affiliates). The Board also considered the enhanced independence requirements of the NYSE applicable to members of the Compensation Committee and the enhanced independence requirements of Rule 10A-3 of the Exchange Act applicable to members of the Audit Committee. Additionally, the Board has determined that Ms. Finley, the independent director nominee who is not currently a member of the Board, qualifies as an "independent director", as defined under the NYSE and SEC rules.

Code of Business Conduct and Ethics

Our Board adopted an updated code of business conduct and ethics in September 2018. Among other matters, the code of business conduct and ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code of business conduct and ethics to appropriate persons identified in such code; and

•	accountability for adherence to the code of business conduct and ethics.

Waivers to the code of business conduct and ethics may only be granted by unanimous written consent of the independent directors of our Board. If the independent directors grant any waivers of the elements listed above to any of our officers, we expect to announce the waiver within four business days on the corporate governance section on our corporate website. The information on our website is not a part of this Proxy Statement.

Fraud and Ethics Risk Management Policy

To provide procedures for reporting potential and actual violations relating to any law, rule, regulation or Company policy, the Company has established a fraud and ethics risk management policy. In connection with this policy, the Company has set up an ethics and compliance hotline. This hotline is hosted by a third-party provider, EthicsPoint, and allows our associates to: submit reports anonymously, track the progress of their reports, provide supporting evidence, and access open lines of communication with the individuals investigating the claims.

Committee Charters and Corporate Governance Guidelines

The charters of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Conflicts Committee, our Corporate Governance Guidelines, our code of business conduct and ethics and our fraud and ethics risk management policy may be accessed on our website at www.pacapts.com by selecting the "Investors" link, followed by the "Governance Documents" link under the "Corporate Governance" drop-down menu, and are available in print upon request from our Secretary. The information on our website is not a part of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation
Our Compensation Committee is comprised of three of our independent directors. None of these individuals has at any time served as an officer or employee of the Company. None of our executive officers has served as a director or member of the Compensation Committee of any entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

Board Leadership and Risk Oversight
Our Board does not have a policy on whether the offices of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from among the independent directors. Our Board believes that it should have the flexibility to select the Chairman and its Board leadership structure, from time to time, based on the criteria that it deems to be in the best interest of the Company and its stockholders. At this time, the offices of the Chairman of the Board and the Chief Executive Officer are combined, with Mr. DuPree serving as Chairman and Chief Executive Officer.

Our Board has reviewed our current Board leadership structure in light of the composition of the Board, the Company's size, the nature of the Company's business and other relevant factors. Considering these factors, the Company has determined not to have a separate Chief Executive Officer and Chairman of the Board. Given the size of our Board, the Board believes that the presence of seven independent directors out of the ten directors, with only independent directors sitting on the Board's committees and having a lead independent director, provides sufficient independent oversight of the Chairman and Chief Executive Officer. In addition, the Board believes that combining the Chairman and Chief Executive Officer positions is the right corporate governance structure for the Company at this time because it most effectively utilizes Mr. DuPree's extensive experience, knowledge and connections in the real estate industry; allows Mr. DuPree to use his experience, knowledge and connections to lead Board discussions regarding the Company’s business and strategy; and provides unified leadership for the Company as it continues to grow.

The Board has a lead independent director. Our lead director is an independent director who is elected by the independent members of the Board. Howard A. McLure, a director since our initial public offering, currently serves as our lead director. The role of our lead director includes the following duties:

• call meetings of the independent directors, as needed;
• develop the agendas for meetings of the independent directors;
• preside at executive sessions of the independent directors;
• confer regularly with the Chief Executive Officer;
• serve as a liaison between the Chief Executive Officer and the independent directors;
• in consultation with the Chief Executive Officer, review and approve Board meeting schedules and agendas; and
• meet with stockholders as appropriate.

The Board oversees risk through: (i) its review and discussion of regular periodic reports to the Board and its committees, including management reports and studies on existing market conditions, leasing activity and property operating data, as well as actual and projected financial results, and various other matters relating to our business; (ii) the required approval by the Conflicts Committee of all conflict of interest transactions, including, among others, acquisitions and dispositions of properties from affiliates and the engagement of our Manager; (iii) review and discussion of drafts of the Company's periodic reports to the SEC; (iv) the oversight of our business by the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee; and (v) regular periodic reports from our independent public accounting firm and other outside consultants, if necessary, regarding various areas of potential risk, including, among others, those relating to the qualification of the Company as a REIT for U.S. federal income tax purposes and our internal controls over financial reporting.

Meetings of the Board of Directors
During 2018, the Board held eight meetings. Each of our directors attended all the meetings of the Board held during 2018, and attended all meetings of the committees of the Board on which he served during 2018. All our directors attended our annual meeting of stockholders in 2018. We encourage all incumbent directors and director nominees to attend our annual meetings of stockholders.
Communications with Our Board of Directors

Stockholders and any other interested party may communicate with our Board, our lead independent director or any other individual director by writing to us at Preferred Apartment Communities, Inc., Attention: Secretary, 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327. For any communication not sent directly to our Board or an individual director, our Secretary will forward such communication to our lead independent director to the extent our Secretary determines the subject matter of the communication is relevant for consideration.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement

We have entered into a sixth amended and restated management agreement (as amended, the "Management Agreement") with our Manager to manage our day-to-day operations. Pursuant to the Management Agreement, our Manager provides us with a management team and appropriate support personnel to implement our business strategy and perform certain services for us, subject to oversight by our Board. Our Manager has an investment committee that oversees our investment guidelines, our investment portfolio and its compliance with our investment guidelines and policies. We do not, nor do we expect to, have any employees while the Management Agreement is in place.

The Management Agreement has a three-year term with automatic yearly renewals upon the expiration of each year of the term, subject to termination by us or our Manager under specified circumstances. The Management Agreement provides that, in the event of termination by us without cause, or, in the event of termination by our Manager for cause (each as described below), we are required to pay to our Manager a termination payment (the "Termination Payment") equal to the recurring fees paid or owing relating to the prior 12-month period multiplied by 2.5. If our Manager is sold to an unaffiliated third party without the consent of our independent directors, or if our Manager assigns the Management Agreement, in whole or in part, without the consent of a majority of our independent directors and the Partnership, the Manager will not be entitled to the Termination Payment.

We may, upon the affirmative vote of at least 75% of our independent directors, terminate the Management Agreement without cause, upon a finding that (a) our Manager is not performing satisfactorily in light of the economic environment existing at such time, or (b) the fees charged by our Manager are not in accordance with the then-current market rates charged by asset management companies rendering services substantially similar to those rendered by our Manager, provided that the termination notice will not be effective if our Manager (i) agrees to continue to provide services for a rate that at least 75% of the independent directors determine to be in accordance with market rates, (ii) delivers a notice of proposal to negotiate, and (iii) reaches an agreement with us as to modified fees within 60 days of such notice. Termination of the Management Agreement by the Company without cause will be effective on the last day of the calendar month that is 180 days following the date such notice is received by our Manager. We may terminate the Management Agreement for cause (a) upon a final determination by a court that there has been a material breach of the Management Agreement by our Manager having a material adverse effect on us, and such breach has continued for a period of 60 days following notice to our Manager (or 90 days if our Manager took steps to cure within 60 days), (b) in the event of a bankruptcy or similar occurrence with respect to our Manager, (c) upon dissolution of our Manager, or (d) upon a final determination of a court that our Manager has committed fraud or similar acts. Our Manager will not be entitled to the Termination Payment if we terminate the Management Agreement for cause.

Our Manager may unilaterally terminate the Management Agreement upon no less than 180 days’ prior written notice to us informing us of our Manager's intention to discontinue performance of services pursuant to the Management Agreement as of the date of termination, in which event our Manager will not be entitled to the Termination Payment. Our Manager may terminate the Management Agreement with immediate effect if we become required to register as an investment company under the Investment Company Act of 1940, in which event our Manager will not be entitled to the Termination Payment. Our Manager may terminate the Management Agreement for cause (a) upon assignment of the Management Agreement by us without the consent of our Manager, (b) upon a change in control of us (as defined), (c) upon a sale of all or substantially all of our assets, or (d) upon the final determination of a court that we have materially defaulted in the performance of its obligations under the Management Agreement, and such default is uncured for 60 days (or 90 days if we took steps to cure within 60 days). In the event of a termination by our Manager for cause, we are required to pay to our Manager the Termination Payment and we are also required to forgive any indebtedness then owing by our Manager to us under any line of credit facility, with the outstanding principal balance so forgiven capped at $15 million.

The Management Agreement provides for the Manager to be paid fees in connection with services provided to us. These fees include asset management, acquisition fees, disposition, general and administrative expense, multifamily property management and leasing, retail management, retail leasing and construction, development and landscaping fees. The asset management fee is equal to one-twelfth of 0.50% of the total value of our assets (including cash or cash equivalents) based on the adjusted cost of our assets before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with generally accepted accounting principles ("GAAP") (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs), payable monthly in arrears. Prior to January 1, 2016, and following June 30, 2017, an acquisition fee equal to 1.0% of the gross contract purchase price of the property, loan or other real estate-related asset purchased, was paid for services in connection with selecting, evaluating and acquiring such asset. The multifamily property management and leasing fee and the retail management fee are 4% of the monthly gross revenues of our properties managed and the management fees for office building assets are within the range of 2.0% to 2.75% of gross property revenues, all for services in connection with the rental, leasing, operation and management of our properties and the supervision of any third parties that are engaged by our Manager to provide such services and is payable monthly in arrears, based on the actual gross revenues for the prior month. The retail leasing fee for new leases is equal to the greater of (i) $4.00 per square foot or (ii) the sum of 4.0% of the aggregate base rent for the first ten years of the lease. The retail leasing fee for renewals is equal to the greater of (i) $2.00 per square foot or (ii) the sum of 2.0% of the aggregate base rent for the first ten years of the lease. Notwithstanding the foregoing, retail leasing fees will not exceed customary competitive rates for the market. The office leasing commission fees (a) for new office leases are equal to 50.0% of the first month’s gross rent plus 2.0% of the remaining fixed gross rent on the guaranteed lease term, (b) in the event of co-broker participation in a new lease, the leasing commission determined for a new lease are equal to 150.0% of the first month’s gross rent plus 6.0% of the remaining fixed gross rent of the guaranteed lease term, and (c) for lease renewals, are equal to 2.0% of the fixed gross rent of the guaranteed lease term or, in the event of a co-broker, 6.0% of the fixed gross rent of the guaranteed lease term. Office leasing commission fees may not exceed market rates for office leasing services. The general and administrative expense fee is 2.0% of our monthly gross revenues, and is payable monthly in arrears based on the actual gross revenues of the Company for the prior month. The disposition fee payable upon the sale of one or more of our properties or other assets is an amount equal to 1% of the contract sales price of the asset. Any construction fee, development fee and landscaping fee we pay our Manager, if any, will be at market rates customary and competitive in light of the size, type and location of the asset in connection with the construction, development or landscaping of a property, or for management and oversight of expansion projects and other capital improvements. Also, we may reimburse our Manager for certain costs and expenses it incurs in connection with the services it provides to us. However, the total amount of the asset management, multifamily property management and leasing, retail management, retail leasing and general and administrative expense fees and expenses paid or reimbursed to our Manager will be capped at 1.5% of total value of our assets (including cash and cash equivalents) based on the adjusted cost of our assets before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with GAAP (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs). From January 1, 2016 to June 30, 2017, the acquisition fee was eliminated and replaced with a loan origination fee or a loan coordination fee. The loan origination fee is 1.0% of the amount that may be advanced by us for a loan for services in connection with selecting, evaluating and documenting such loan investment. From January 1, 2016 to June 30, 2017, the loan coordination fee was: (1) 1.6% of (i) the initial amount of new debt financed or outstanding debt assumed, other than a refinancing, related to any type of asset owned, directly or indirectly; (ii) the additional amount of any supplemental financing related to any asset owned, directly or indirectly; and (iii) for any acquisition (by purchase, investment or exchange) of asset acquired without any new or assumed debt financing, an amount equal to 63.0% of the purchase price for the acquisition, inclusive of expenses related thereto, but exclusive of any loan coordination fee; less (2) the aggregate amount of loan coordination fees and loan origination fees previously paid in connection with the asset. Following June 30, 2017, the loan coordination fee was reduced from 1.6% to 0.6% and the loan coordination fee for assets acquired without any new or assumed debt financing was eliminated.

The Manager may, in its discretion, forfeit some or all of the asset management, property management, or general and administrative fees for properties owned by the Company. The forfeited fees are converted at the time of forfeiture into contingent fees, which are earned by the Manager only in the event of a sales transaction, and whereby the Company’s capital contributions for the property being sold exceed a 7% annual rate of return. The Company will recognize in future periods to the extent, if any, it determines that the sales transaction is probable, and that the estimated net sale proceeds would exceed the annual rate of return hurdle. An aggregate total of approximately $11.2 million of combined asset management and general and administrative expense fees remain contingent as of December 31, 2018.

OP Agreement

Class B Units. Our operating partnership has granted and in the future may continue to grant Class B Units, representing Class B limited partnership interests in our operating partnership, as equity incentive awards to our directors, officers and employees (if we ever have employees), employees of our Manager and its affiliates, employees of entities that provide services to us, directors of our Manager or of entities that provide services to us, certain of our consultants and certain consultants to our Manager and its affiliates or to entities of such consultants that provide services to us. The Class B Units may be subject to forfeiture or other restrictions upon terms included with any such grant.
In general, the Class B Units are intended to be treated as "profits interests" in our operating partnership for U.S. federal income tax purposes. In general, the Class B Units will receive allocations of net income and net loss consistent with their distribution priorities, however, periodically and upon the occurrence of certain specified events, our operating partnership will revalue its market capitalization and any increase in market capitalization will be allocated first to such Class B Units until the capital account attributable to each such Class B Units is economically equivalent to our capital account attributable to each of the Class A Units we hold in our operating partnership.
At the time the capital account attributable to each such Class B Unit is economically equivalent to our capital account attributable to each of the Class A Units we hold, such Class B Unit shall automatically convert into a Class A Unit and such holder shall be entitled to all rights and preferences and subject to all obligations of any other holder of Class A Units. If the Class B Units are subject to forfeiture, upon a forfeiture of Class B Units, there is a risk that we will recognize taxable income up to the amount of the capital account of such holder of such Class B Units allocable to such Class B Unit. The Class B Units may be entitled to distributions, even though the Class B Units are subject to forfeiture.
After owning a Class A Unit for one year, Class A Unit holders generally may, subject to certain restrictions, exchange Class A Units for the cash value of a corresponding number of shares of our common stock or, at our option, a corresponding number of shares of our common stock. However, subject to certain limitations, in the case of a proposed combination, each Class A Unit holder has the right to exercise its exchange right prior to the stockholder vote on the transaction, even if it has held its units for less than one year. In addition, when Class A Units are issued upon the conversion of a Class B Unit, the period of time the Class B Unit was owned will be considered for the one year ownership requirement of a Class A Unit.
See "Executive Compensation" beginning on page 21 of this Proxy Statement.

Affiliate Loans

We have extended a revolving line of credit to our Manager in an aggregate amount of up to $18.0 million, in order to provide liquidity to our Manager in support of its ongoing business operations. The credit line bore interest at 6.0% per annum from January 1, 2018 until December 31, 2018, with interest payable monthly and matures on December 31, 2019. Starting January 1, 2019, the credit line bears interest at 7.5% per annum. At December 31, 2018, the amount drawn by our Manager was approximately $9.8 million, and for the year ended December 31, 2018, interest revenue from our Manager was $833,000.

We have an outstanding loan to Preferred Capital Marketing Services, LLC, or PCMS, in the original principal amount of $1.5 million. PCMS is under common control with our Manager. This loan bears interest at 10.0% per annum, with interest payable monthly and matures on December 31, 2019. At December 31, 2018, the amount owed by PCMS was approximately $0.76 million, and for the year ended December 31, 2018, interest revenue from PCMS was $84,126.

Management Agreement Fees

The Management Agreement entitles our Manager to receive compensation for various services it performs related to acquiring and financing assets, originating loans and managing properties on the Company's behalf:
(in thousands)

		Twelve months ended December 31,
Type of Compensation	Basis of Compensation	2018	2017	2016

Acquisition fees	1% of the gross purchase price of real estate assets acquired prior to January 1, 2016 and after June 30, 2017	$10,699	$6,131	$—
Loan origination fees	1.0% of the maximum commitment of any real estate loan, note or line of credit receivable	2,166	1,331	1,886
Loan coordination fees	January 1, 2016 to June 30, 2017, 1.6% of any assumed, new or supplemental debt incurred in connection with an acquired property. After June 30, 2017, 0.6% of any assumed, new or supplemental debt incurred in connection with an acquired property.	3,897	5,560	10,560
Asset management fees	Monthly fee equal to one-twelfth of 0.50% of the total book value of assets, as adjusted	14,698	12,908	8,603
Property management fees	Monthly fee equal to 4% of the monthly gross revenues of the properties managed	8,934	6,382	4,944
General and administrative expense fees	Monthly fee equal to 2% of the monthly gross revenues of the Company	6,022	5,238	3,483
Construction management fees	Quarterly fee for property renovation and takeover projects	408	332	174
Disposition fees	1% of the sale price of a real estate asset	1,710	—	—
Leasing Fees	See the description above	9	—	—
Contingent asset management and general and administrative fees	Recognized upon the disposition of a real estate asset that generates above a 7% return	671	—	—

		$49,214	$37,882	$29,650

Conflicts of Interest

We are subject to various conflicts of interest arising out of our relationship with our Manager, and its affiliates, including conflicts related to the arrangements pursuant to which our Manager and its affiliates will be compensated by us. Our agreements and compensation arrangements with our Manager and its affiliates were not determined by arm’s length negotiations. We anticipate that future acquisitions by us of assets likely will be mostly from unaffiliated third parties, but we would still consider acquisitions from affiliated third parties if any such acquisition made financial sense to us and was approved by our Conflicts Committee comprised solely of independent directors.

Our Manager and its affiliates will try to balance our interests with their duties to other affiliated or related programs, if any. However, to the extent that our Manager or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to our stockholders and the value of our common stock. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us.

Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and all our directors have a duty to act in a manner reasonably believed to be in our best interest.

Certain Conflict Resolution Procedures

Every transaction that we enter into with our Executive Officers, our Manager, any member of our Board or any of their respective affiliates or related parties, and any other of our related persons will be subject to an inherent conflict of interest. Our Board may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our Executive Officers, our Manager, member of our Board or any of their respective affiliates or related parties, and any other of our related persons. In order to reduce or eliminate certain potential conflicts of interest, our Conflicts Committee will review (i) all transactions we enter into with our Executive Officers, our Manager, any member of our Board or any of their respective affiliates or related parties, and any other of our related persons, and (ii) the allocation of investment opportunities among affiliated entities. The policies and procedures of the Conflicts Committee are evidenced in the charter of the Conflicts Committee.

In addition, our code of business conduct and ethics requires all of our personnel to be vigilant in avoiding a conflict of interest as it relates to our interests and the interests of our officers and directors or the interests of the employees, officers and directors of our Manager when such individuals are acting for or on our behalf. The code prohibits us from, among other things, entering into a transaction or a business relationship with such a related person or in which such a related person has a substantial financial interest, unless such transaction and relationship are disclosed to and approved in advance by our Conflicts Committee.

Each of our directors and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us. We review these questionnaires and, if we determine that it is necessary, discuss any reported transactions with the entire Board. We do not have a formal written policy for approval or ratification of such transactions, as all such transactions are evaluated on a case-by-case basis.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and officers (as defined in the Exchange Act), and persons who own more than ten percent of a registered class of the Company's equity securities, if any, to file with the SEC reports of ownership of the Company and reports of changes in ownership. Such persons must furnish copies of all such reports that they file to us. Based solely on a review of such reports and written representations of our directors and officers, we believe that during the fiscal year ended December 31, 2018 ("fiscal year 2018"), the Company’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a), other than one late Form 4 by a director due to late reporting to the Company of a sale transaction and a late Form 5 by an officer/director due to late reporting of an estate planning transaction.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for our Named Executive Officers for fiscal year 2018. Our Named Executive Officers for fiscal year 2018 were Daniel M. DuPree, Chief Executive Officer, John A. Williams, Chief Executive Officer, John A. Isakson, Executive Vice President and Chief Financial Officer, Michael J. Cronin, Executive Vice President, Chief Accounting Officer and Treasurer, Leonard A. Silverstein, President and Chief Operating Officer, Joel T. Murphy, Chief Executive Officer - New Market Properties, LLC and Jeffrey R. Sprain, Executive Vice President, General Counsel and Secretary.

Overview of Compensation Program and Philosophy

We have no employees. We are externally managed by our Manager pursuant to the Management Agreement. All our Named Executive Officers are employees of our Manager and/or affiliates of our Manager that provide services to us. We have not paid, and do not intend to pay in 2019, any cash compensation to our Named Executive Officers. We do not provide our Named Executive Officers with pension benefits, perquisites or other personal benefits. We have no arrangements to make cash payments to our Named Executive Officers upon their termination from service as our officers. While we do not pay our Named Executive Officers any cash compensation, the Compensation Committee may grant our Named Executive Officers equity-based awards intended to align their interests with the interests of our stockholders. In establishing award levels, the Compensation Committee currently does not plan to engage in any benchmarking of award levels/opportunities, believing that there is insufficient information regarding incentive awards in the case of externally-managed REITS.

Say-On-Pay Vote
At our 2018 annual meeting of stockholders, we provided our stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our Named Executive Officers. A strong majority of our stockholders (83.7%) that voted on this proposal at the 2018 annual meeting of stockholders approved the compensation of our Named Executive Officers as described in our proxy statement for the 2018 annual meeting of stockholders. The Compensation Committee reviewed the results of this advisory "say-on-pay" vote and considered it in determining specific award amounts granted to our Named Executive Officers for 2019. The Compensation Committee will also carefully consider the results of the stockholder advisory vote on executive compensation when making future decisions on the compensation of our Named Executive Officers, along with other expressions of stockholder views it receives on specific policies and desirable actions. The Company will have a say-on-pay vote at the Annual Meeting regarding the compensation of our Named Executive Officers as described in this Proxy Statement.

Say-on-Pay-Frequency Vote

At our 2018 annual meeting of stockholders, our stockholders who voted on the 2018 say-on-pay frequency vote recommended by a substantial majority (73.3%) that we hold an advisory stockholder vote on the compensation of our Named Executive Officers every year. As a result of this vote in 2018, the Company has determined that it will hold a say-on-pay vote each year until the next say-on-pay-frequency vote is held at the Company's annual meeting in 2024. Therefore, as noted above, an advisory vote on the Named Executive Officers compensation will be held at the Annual Meeting.

Cash and Other Compensation

We do not pay or accrue any salaries or bonuses to our Named Executive Officers.

Supplementary Compensation Disclosure

While not required under the guidelines of the SEC, we have provided supplemental compensation information with respect to our Named Executive Officers in the Summary Compensation Table on Page 26 of this Proxy Statement. This information has been disclosed in order to provide our stockholders with additional information to understand the overall compensation provided to our Named Executive Officers both by our Manager and directly by the Company through the awarding of annual equity grants.

Equity-Based Compensation

The Compensation Committee may, from time to time pursuant to our 2011 Stock Incentive Plan and, if approved, our 2019 Stock Incentive Plan, grant our Named Executive Officers equity-based awards, including options, restricted shares, restricted share units, unrestricted shares and other awards based on our shares. No such equity based awards were granted under the 2011 Stock Incentive Plan to our Named Executive Officers in fiscal year 2018.

In addition, under the operating partnership agreement of our operating partnership Class B Units may be granted to our directors, officers (including our Named Executive Officers) and employees (if we ever have employees), employees of our Manager and its affiliates, employees of entities that provide services to us, our Manager and its affiliates, or to entities that provide services to us. To the extent that our Named Executive Officers are granted Class B Units in respect of their services to us, they do not receive duplicate compensation under our 2011 Stock Incentive Plan. These equity-based awards are generally subject to vesting requirements, and are designed to promote the retention of management and to achieve strong performance for the Company. These equity-based awards provide a further benefit to us by enabling our Manager and its affiliates to attract, motivate and retain talented individuals. If and when granted, these equity-based awards are designed to align the interests of our Named Executive Officers with those of our stockholders, by allowing our Named Executive Officers to share in the creation of value for our stockholders through capital appreciation and dividends.

We currently do not have any equity ownership requirements or guidelines for our Named Executive Officers.

We believe our compensation policies are particularly appropriate since we are an externally managed REIT. REIT regulations require us to pay at least 90% of our REIT taxable income to stockholders as dividends. As a result, we believe that our common stockholders are principally interested in receiving attractive risk-adjusted dividends and growth in dividends and market capitalization. Accordingly, we want to provide an incentive to our Named Executive Officers that rewards success in achieving these goals. Since we generally do not have the ability to retain earnings, we believe that equity-based awards serve to align the interests of our Named Executive Officers with the interests of our stockholders in receiving attractive risk-adjusted dividends and growth. Additionally, we believe that equity-based awards are consistent with our stockholders' interest in market capitalization growth as these individuals will be incentivized to grow our market capitalization for stockholders over time. We believe that this alignment of interests provides an incentive to our Named Executive Officers to implement strategies that will enhance our overall performance and promote growth in dividends and growth in our market capitalization.

The Compensation Committee does not use a specific formula to calculate the number of equity awards and other rights awarded to our Named Executive Officers under our 2011 Stock Incentive Plan or, if approved, our 2019 Stock Incentive Plan, or our operating partnership agreement. The Compensation Committee does not explicitly set future award levels/opportunities on the basis of what the Named Executive Officers earned from prior awards. While the Compensation Committee will take past awards, if any, into account it will not solely base future awards in view of those past awards. Generally, in determining the specific amounts to be granted to an individual, the Compensation Committee will take into account factors such as our performance, the individual's position, his or her contribution to our performance, and general market practices of our peers and similarly sized companies, as well as the recommendations of our Manager.

Class B Unit Grants

2018 Grants. On January 2, 2018, the Compensation Committee approved the grant of 191,776 Class B Units (the "2018 Class B Units") to the following Named Executive Officers in lieu of reimbursement for aggregate annual cash compensation of $3,925,000 for 2018:

Name	2018 Class B Units
John A. Williams	53,746
Daniel M. DuPree	43,974
Michael J. Cronin	9,772
John A. Isakson	6,108
Leonard A. Silverstein	43,974
Joel T. Murphy	26,873
Jeffrey R. Sprain	7,329

The Compensation Committee increased the value of Class B Unit grants approximately 18.9% in 2018 from the value of the Class B Units granted in 2017 to keep the aggregate compensation of the Company's Named Executive Officers (if all of the 2018 Class B Units had been earned) in line with that of the Company's peers. All grants of 2018 Class B Units were determined using the value of the underlying shares of our common stock that may be issued if the market capitalization of the Company hits a target increase of approximately $5.7 million. This target increase is measured on the first anniversary of the grant and, if not fully met on that date, it is measured quarterly thereafter until the full target increase is met or until the Named Executive Officers forfeits their Class B Units.

In December 2018, Messrs. DuPree, Silverstein, Murphy, Isakson and Sprain all forfeited their entire 2018 Class B Unit grants, totaling 128,258 2018 Class B Units forfeited, all before any of the 2018 Class B Units were vested or earned. In addition, when Mr. Williams passed away in April 2018, 38,284 of his 2018 Class B Units were forfeited. On January 2, 2019, one third of the 2018 Class B Units of Mr. Cronin vested. The unvested 2018 Class B Units of Mr. Cronin will vest equally on January 2, 2020 and January 4, 2021. All determinations, interpretations and assumptions related to the vesting and calculation of the amount of 2018 Class B Units earned were, and will be, made by the Compensation Committee.

On January 2, 2019, it was determined that none of the outstanding 2018 Class B Units were earned based on the price of our common stock. In making this determination, all market capitalization calculations were based on the total number of shares of our common stock outstanding on the date of grant and the volume weighted average of the closing per share prices of our common stock reported by the NYSE for the five consecutive trading days ending on (and including) the valuation date. Since the outstanding 2018 Class B Units were not fully earned on January 2, 2019, additional determinations will be made at the end of each calendar quarter thereafter until the unearned Class B Units are fully earned or forfeited. To be fully earned, the volume weighted average of the closing per share prices of our common stock reported by the NYSE for the five consecutive trading days ending on (and including) the end of any subsequent quarter will need to be at or above $20.38 per share. There is no effect on future grants of Class B Units for any 2018 Class B Units that were not earned on January 2, 2019. Any shares of our common stock underlying the Class A Units, if and when issued, will be issued pursuant to our 2011 Stock Incentive Plan or, if approved, our 2019 Stock Incentive Plan. The Compensation Committee believes the grant of the 2018 Class B Units aligned the interests of these Named Executive Officers closely with the interests of our stockholders in growth in dividends and our market capitalization.

The 2018 Class B Units were designed to qualify as "profits interests" in our operating partnership for federal income tax purposes. As a general matter, the profits interests' characteristics of the 2018 Class B Units means that at the time of grant they were not economically equivalent in value to a Class A Unit and the economic value increase over time as and when earned.

The 2018 Class B Units also provided provisions for accelerated vesting and determination of the number earned in the event of a change of control or termination of service prior to January 2, 2019. For more information see "Potential Payments upon Termination or Change of Control" below.

Accounting and Tax Considerations

ASC 718. We generally follow guidance for stock-based awards under ASC 718. Certain future stock-based compensation expense will be affected by our stock price, the number of stock-based awards our Compensation Committee grants, if any, in fiscal year 2018 and subsequent years, as well as a number of complex and subjective valuation assumptions and the related tax impact. These valuation assumptions may include, but are not limited to, dividend yields on our stock, risk-free interest rates, the expected term of the award and the volatility of our common stock price.

Role of Executive Officers in the Compensation Process

Our Chief Executive Officer and our President and Chief Operating Officer provide input and recommendations to the Compensation Committee for the compensation, if any, paid to each of our Named Executive Officers. The Compensation Committee considers these recommendations when determining salary, if any, awarding incentive compensation and setting incentive opportunities for the coming year. In addition, our Chief Accounting Officer and Chief Financial Officer analyze the financial implications of various executive compensation plan designs.

Independent Compensation Consultant

In 2015, the Compensation Committee engaged FPL Associates ("FPL") as its independent compensation consultant to advise the Compensation Committee with respect to our equity-based compensation program for our Named Executive Officers in 2016. Prior to engaging FPL in 2015, no independent consultants were used by the Company or the Compensation Committee. All of FPL's work was done at the direction of or on behalf of the Compensation Committee, who considered the independence of FPL in accordance with NYSE requirements. Although the Compensation Committee considers the advice of its independent consultant, the Compensation Committee has the final decision-making authority with respect to all elements of compensation. FPL does not provide any additional services to us. FPL was not engaged in 2016, 2017 or 2018.

Securities Trading Policy

We maintain a comprehensive securities trading policy which provides, among other things, that "covered persons" and "insiders" who are aware of material, non-public information regarding the Company may not disclose or trade on such information. In addition, "covered persons" and "insiders" are prohibited from transacting in derivative securities of the Company, short selling Company securities, buying or selling Company securities during any blackout period, holding Company stock in a margin account or pledging Company stock as collateral for a loan. Individuals classified as "insiders" (which include the Named Executive Officers) and their family members generally may not buy or sell Company securities without prior approval of the Company's General Counsel, except under approved Rule 10b5-1 trading plans. To our knowledge, our Named Executive Officers comply with the policy, and none of our Named Executive Officers currently holds our securities in a margin account or has used our securities as collateral for a loan.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has furnished the following report. The information contained in this "Compensation Committee Report" is not to be deemed "soliciting material" or "filed" with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into such filings.

Our Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" required by Item 402(b) of Regulation S-K of the Exchange Act with management.

Based on such review and discussions, our Compensation Committee recommended to our Board that the "Compensation Discussion and Analysis" be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.

The Compensation Committee

Gary B. Coursey, Chairman
William J. Gresham, Jr.
John M. Wiens

SUMMARY COMPENSATION TABLE

We do not provide any of our Named Executive Officers with any cash compensation or bonus. Nor do we provide any Named Executive Officer with pension benefits or nonqualified deferred compensation plans. We have not entered into any employment agreements with any person, and are not obligated to make any cash payments upon termination of employment or a change in control of us.

The table below summarizes the total compensation paid or awarded to each of our Named Executive Officers for the fiscal years indicated. For a more thorough discussion of our executive compensation program, see the Compensation Discussion and Analysis beginning on page 21 of this Proxy Statement.

Name and Principal Position	Year	Salary(1) ($)	Bonus(1) ($)	Stock Awards(2) ($)	Total
John A. Williams	2018	$359,589	—	$895,408	$1,254,997
Chief Executive Officer(3)	2017	$1,150,000	—	$771,212	$1,921,212
	2016	$900,000	—	$676,393	$1,576,393
Daniel M. DuPree	2018	$1,000,000	—	$732,607	$1,732,607
Chief Executive Officer(4)	2017	$900,000	—	$608,850	$1,508,850
	2016	$700,000	—	$526,084	$1,226,084
Michael J. Cronin	2018	$425,000	$100,000	$162,802	$687,802
Executive Vice President, Chief	2017	$400,000	$75,000	$162,362	$637,362
Accounting Officer and Treasurer	2016	$375,000	—	$150,310	$525,310
John A. Isakson	2018	$450,000	$100,000	$101,759	$651,759
Executive Vice President and Chief	2017	N/A	N/A	N/A	N/A
Financial Officer(5)	2016	N/A	N/A	N/A	N/A
Leonard A. Silverstein	2018	$1,000,000	—	$732,607	$1,732,607
President and	2017	$900,000	—	$608,850	$1,508,850
Chief Operating Officer	2016	$700,000	—	$526,084	$1,226,084
Joel T. Murphy	2018	$640,000	$325,000	$447,704	$1,412,704
Chief Executive Officer - New	2017	$550,000	$225,000	$324,725	$1,099,725
Market Properties, LLC	2016	$500,000	—	$244,261	$744,261
Jeffrey R. Sprain	2018	$350,000	$25,000	$122,101	$497,101
Executive Vice President, General	2017	N/A	N/A	N/A	N/A
Counsel & Secretary	2016	N/A	N/A	N/A	N/A

*
The columns for "Option Awards," "Non-Equity Incentive Plan Compensation" and "Change in Pension Value and Nonqualified Deferred Compensation Earnings" have been omitted because they are not applicable.

(1)
While disclosed here, salary and cash bonus amounts are not paid by the Company. All amounts were paid by the Manager except for Mr. Murphy, who was paid his salary and bonus solely by NMP Advisors, LLC.

(2)
Represents the total grant date fair value of the Class B Units granted in 2016, 2017 and 2018 determined in accordance with ASC 718. We engaged a third party valuation consultant to develop the grant date fair values of the Class B Units using a Monte-Carlo simulation. The simulation was run using assumptions regarding dividend yield, expected volatility, risk-free interest rate and service period. Beginning in 2016, we began using our own public equity market history for the expected volatility assumption.

(3)	Mr. Williams served as our Chief Executive Officer until April 16, 2018. Mr. Williams' salary is the amount actually paid by the Manager from January 1, 2018 until April 16, 2018.

(4)	Mr. DuPree served as our Chief Investment Officer until April 16, 2018. On April 16, 2018, Mr. DuPree became our Chief Executive Officer.

(5)	Mr. Isakson became the Company's Chief Financial Officer on July 12, 2018.

CEO Pay Ratio
As a result of the recently adopted rules under the Dodd-Frank Act, beginning with our 2018 proxy statement, the SEC requires disclosure of the CEO to median employee pay ratio. However, since we have no employees and all of our Named Executive Officers are employees of our Manager and/or affiliates of our Manager that provide services to us, we do not have a pay ratio to disclose.

GRANTS OF PLAN-BASED AWARDS THAT OCCURRED IN 2018(1)

		Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold(1)	Target(2)	Maximum(2)
John A. Williams	January 2, 2018	N/A	53,746	53,746
Daniel M. DuPree	January 2, 2018	N/A	43,974	43,974
Michael J. Cronin	January 2, 2018	N/A	9,772	9,772
John A. Isakson	January 2, 2018	N/A	6,108	6,108
Leonard A. Silverstein	January 2, 2018	N/A	43,974	43,974
Joel T. Murphy	January 2, 2018	N/A	26,873	26,873
Jeffrey R. Sprain	January 2, 2018	N/A	7,329	7,329

(1)
Our 2018 Class B Unit awards do not have threshold (or minimum amount) numbers of Class B Units that are earned for a certain level of performance under the award agreements. As such, the threshold level shown in the table is "N/A" based on the fact that there is a potentially infinite time over which the Class B Units may be earned, subject to the Named Executive Officer's continued service. In December 2018, the 2018 Class B Units awarded to Messrs. DuPree, Silverstein, Isakson, Murphy and Sprain were forfeited. The unvested 2018 Class B Units of Mr. Cronin will vest equally on January 2, 2020 and January 4, 2021. On January 2, 2019, none of the 2018 Class B Units were fully earned. Since the outstanding 2018 Class B Units were not fully earned on January 2, 2019, additional determinations will be made at the end of each calendar quarter thereafter until the outstanding unearned Class B Units are fully earned or forfeited. To be fully earned, the volume weighted average of the closing per share prices of our common stock reported by the NYSE for the five consecutive trading days ending on (and including) the last day of any subsequent quarter currently will need to be at or above $20.38 per share.

(2)
Our target and maximum amounts are the same as the specified performance target of an aggregate approximate $5.7 million increase in our market capitalization after a one-year vesting period (before forfeitures), which would result in all of the 2018 Class B Units being earned. However, the Target and Maximum do not incorporate a reduction for the forfeitures of 2018 Class B Units by Messrs. Williams, DuPree, Silverstein, Isakson, Murphy and Sprain.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
John A. Williams	0	N/A	15,462	$217,396
Daniel M. DuPree	0	N/A	0	$0
Michael J. Cronin(3)	0	N/A	23,848	$335,303
John A. Isakson(4)	0	N/A	6,038	$84,894
Leonard A. Silverstein	0	N/A	0	$0
Joel T. Murphy(5)	0	N/A	8,117	$0
Jeffrey R. Sprain(6)	0	N/A	10,406	$146,308

(1)
Includes the number of 2018 Class B Units awarded as reported in the Grants of Plan-Based Awards That Occurred in 2018 table at the "Target" level, reduced by the amount of 2018 Class B Units forfeited in 2018. In December 2018, Messrs. DuPree, Silverstein, Murphy, Isakson and Sprain all forfeited their entire 2018 Class B Unit grants, totaling 128,258 2018 Class B Units, all before any of the 2018 Class B Units were vested or earned. In addition, when Mr. Williams passed away in April 2018, 38,284 of his 2018 Class B Units were forfeited. All of the the outstanding 2018 Class B Units for Mr. Williams vested on January 2, 2019. With respect to Mr. Cronin, one third of the 2018 Class B Units vested on January 2,

2019, and the unvested 2018 Class B Units of Mr. Cronin will vest equally on January 2, 2020 and January 4, 2021. On January 2, 2019 it was determined that none of the 2018 Class B Units were earned. Since the outstanding 2018 Class B Units were not fully earned on January 2, 2019, additional determinations will be made at the end of each calendar quarter thereafter until the outstanding unearned Class B Units are fully earned or forfeited. To be fully earned, the volume weighted average of the closing per share prices of our common stock reported by the NYSE for the five consecutive trading days ending on (and including) the last day of any subsequent quarter currently will need to be at or above $20.38 per share.

(2)	The amounts are calculated by multiplying $14.06, the closing price of our common stock as reported by the NYSE for December 31, 2018, by the applicable number of 2018 Class B Units

(3)
Includes 14,076 unvested Class B Units that were granted in 2016 and 2017. Of these unvested Class B Units, 9,536 vested and were converted to Class A Units on January 2, 2019 . In addition, 4,540 Class B Units will vest and convert to Class A Units on January 2, 2020. The 6,514 unvested Class B Units granted in 2018 will vest equally on January 2, 2020 and January 2, 2021.

(4)
Includes 6,038 unvested Class B Units that were granted in 2016 and 2017. Of these unvested Class B Units, 3,768 vested and were converted to Class A Units on January 2, 2019. The remaining 2,270 Class B Units will vest and convert to Class A Units on January 2, 2020.

(5)	Includes 8,117 unvested Class B Units that were granted in 2016. All 8,117 of these Class B Units vested and were converted to Class A Units on January 2, 2019.

(6)
Includes 10,406 unvested Class B Units that were granted in 2016 and 2017. Of these unvested Class B Units, 7,001 vested and were converted to Class A Units on January 2, 2019. The remaining 3,405 Class B Units will vest and convert to Class A Units on January 2, 2020.

OPTION EXERCISES AND STOCK VESTING

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
John A. Williams	64,699	$1,310,155
Daniel M. DuPree	51,078	$1,034,330
Michael J. Cronin	9,536	$193,104
John A. Isakson	3,770	$76,343
Leonard A. Silverstein	51,078	$1,034,330
Joel T. Murphy	59,196	$1,198,719
Jeffrey R. Sprain	7,003	$141,811

(1)
Represents the aggregate number of Class B Units granted on January 3, 2017 and January 2, 2016 that vested on January 2, 2018 and were earned on or before January 2, 2018 and became Class A Units when earned and vested, which are exchangeable for shares of our common stock on a one-for-one basis, or cash, as elected by us.

(2)
The amounts are calculated by multiplying $20.25, the closing price of our common stock as reported by the NYSE on December 29, 2017 (the last trading date prior to the vesting date), by the number of Class B Units converted to Class A Units.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Under the 2018 Class B Unit grants, in the event that we would have experienced a change of control prior to January 2, 2019, 100% of the 2018 Class B Units would have immediately and automatically vested at that time. In addition, a calculation to determine if, and to what extent, the 2018 Class B Units were earned would have been made using the fair value of our common stock on a per share basis, as determined by the Compensation Committee based on the total consideration paid or payable in the transaction resulting in the change of control, to calculate our market capitalization.

The 2018 Class B Unit grants also provided that in the event a participant’s service as an executive officer with us terminated due to death or disability prior to January 2, 2019, a pro rata portion of the participant's 2018 Class B Units would be forfeited based upon the number of days from the date of the death or disability to January 2, 2019, but the unforfeited portion of the participant's 2018 Class B Units would fully vest as of the date of the participant’s death or disability.

Further, under the 2018 Class B Units, if a participant’s service as an executive officer with us would have ceased for any reason other than death, disability or change of control, any 2018 Class B Units that had not been earned and vested would have been automatically forfeited, although the Compensation Committee could have, in its sole discretion, determined that all or any portion of any of the 2018 Class B Units awarded should become fully vested and not forfeited.

If on December 31, 2018 we had incurred a change of control or the Named Executive Officers’ service with us would have terminated due to death or disability, assuming that all previously unforfeited 2018 Class B Units would have become vested, and without regard to any proration, Messrs. Williams' and Cronin's 2018 Class B Units would have vested but would not have been earned as of such date and therefore had no value as of such date.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information as of December 31, 2018 regarding our compensation plans and the common stock we may issue under the plans.

EQUITY COMPENSATION PLAN INFORMATION TABLE

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders(1)	489,350(2)	N/A	809,854
Equity compensation plans not approved by stockholders	-	-	0
Total	489,350	-	809,854

(1)
Includes our 2011 Stock Incentive Plan, which authorized a maximum of 2,617,500 shares of our common stock for issue. Awards may be made in the form of issuances of common stock, restricted stock, stock appreciation rights, performance shares, incentive stock options, non-qualified stock options or other forms. Eligibility for receipt of, amounts, and all terms governing awards pursuant to the 2011 Stock Incentive Plan, such as vesting periods and voting and dividend rights on unvested awards, are determined by our Compensation Committee.

(2)
Represents 458,226 Class A Units of our operating partnership, which are exchangeable for shares of our common stock on a one-for-one basis, or cash, as elected by us, and 31,124 Restricted Stock Units. Excluded are 419,228 Class A Units which were granted as partial consideration to the seller in conjunction with the seller's contribution to us on February 29, 2016 of the Wade Green grocery-anchored shopping center.

AUDIT COMMITTEE REPORT

Our Audit Committee has furnished the following report.

The information contained in this "Audit Committee Report" is not to be deemed "soliciting material" or "filed" with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into such filings.

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors of Preferred Apartment Communities, Inc. (the "Board"). Management is responsible for the financial statements and the reporting process, including the system of internal controls. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America.

In fulfilling its responsibilities:

•	The Audit Committee reviewed and discussed the audited financial statements contained in the 2018 Annual Report on SEC Form 10-K with our management and with PricewaterhouseCoopers LLP.

•	The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 1301, Communication with Audit Committees.

•
    The Audit Committee received from PricewaterhouseCoopers LLP written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP's communications with the audit committee regarding independence, and discussed with PricewaterhouseCoopers LLP its independence from us and our management.

In reliance on the reviews and discussion noted above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in our Annual Report on SEC Form 10-K for the fiscal year ended December 31, 2018, for filing with the SEC.

Audit Committee

Timothy A. Peterson, Chairman
Howard A. McLure
John M. Wiens

PROPOSAL NO. 2 - PROPOSAL TO APPROVE THE 2019 STOCK INCENTIVE PLAN

Recommendation of the Board

The Board of Directors unanimously recommends that the stockholders vote FOR this Proposal 2, the proposal to approve the 2019 Stock Incentive Plan (the "2019 Plan”).

Background of the 2019 Plan

The 2019 Plan is a comprehensive incentive compensation plan that allows for various types of equity-based compensation, including restricted stock units (including performance restricted stock units), stock awards (including restricted stock), incentive stock options, non-qualified stock options, stock appreciation rights, dividend equivalent rights, performance unit awards, cash-based awards and other stock-based awards. The purposes of the 2019 Plan are to (a) to provide incentives to officers, employees, directors and consultants of the Company and its affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company, (b) encourage stock ownership by officers, employees, directors and consultants by providing them with a means to acquire a proprietary interest in the Company, acquire shares of our common stock, or to receive compensation which is based upon appreciation in the value of our common stock, and (c) provide a means of obtaining, rewarding and retaining officers, employees, directors, and consultants.

The 2019 Plan is an amendment and restatement of, and upon stockholder approval will replace, the Preferred Apartment Communities, Inc. 2011 Stock Incentive Plan (the "2011 Plan”). The total number of shares of our common stock authorized for issuance under equity compensation awards has not been increased since the 2011 Plan was last approved by stockholders in May 2014. As of February 28, 2019, 517,666 shares are subject to outstanding awards under the 2011 Plan (including Class B Units of our operating partnership for which shares of our common stock are potentially issuable under the 2011 Plan), and 781,569 shares remain available for future awards under our 2011 Plan.

Because the 2019 Plan is an amendment and restatement of the 2011 Plan, the shares reserved under the 2019 Plan will be the only shares reserved for issuance in connection with equity compensation following stockholder approval of the 2019 Plan.

We wish to increase the number of shares available for issuance as equity compensation to be able to offer appropriate equity incentives going forward. Approval of the 2019 Plan would result in a 1,000,000 share increase in the number of shares of our common stock currently reserved for issuance under our 2011 Plan. We are seeking to reserve these additional shares for issuance as equity compensation because our executive compensation program heavily relies on the use of performance awards where the number of shares actually earned and issued varies substantially based on performance.

NYSE listing requirements require that we submit the 2019 Plan to our stockholders for approval. In addition, Internal Revenue Code rules require that we obtain stockholder approval of the 2019 Plan in order to be able to issue incentive stock options under the 2019 Plan. Our Board of Directors has approved the 2019 Plan, subject to stockholder approval of the 2019 Plan. If approved by the stockholders, the 2019 Plan will become effective May 2, 2019, the date of the Annual Meeting (the "Effective Date”). The following discussions of the 2019 Plan is qualified in its entirety by reference to the applicable provisions of the 2019 Plan document, which is attached as Annex A to this proxy statement.

How the 2019 Plan is Designed to Protect Stockholders’ Interests

The following features of the 2019 Plan are intended to continue to protect the interests of our stockholders:

Limits on terms of options and stock appreciation rights.   The maximum terms of each stock option and stock appreciation right that can be granted under the 2019 Plan is ten years (or five years in the case of certain incentive stock options).

No repricing of options or stock appreciation rights.   The 2019 Plan prohibits the repricing of "underwater” options and stock appreciation rights, whether by amending, canceling or surrendering an existing award, substituting a new award at a lower price or executing a cash buyout, unless specifically approved by the Company’s stockholders.

No discounted options or stock appreciation rights.   The 2019 Plan prohibits granting options or stock appreciation rights with an exercise price less than the fair market value per share of our common stock on the date of grant.

Improvements in the 2019 Plan. As discussed under the heading “Material Changes in the 2019 Plan:”

•	Limits on share recycling. The 2019 Plan does not permit liberal share recycling.

•	One year minimum vesting. The 2019 Plan generally requires that awards must be subject to a minimum vesting period of one year, subject to certain exceptions;

•	No amendment to accelerate vesting. The 2019 plan generally does not permit an award to be amended after issuance to accelerate vesting;

•	Treatment of awards upon a change in control. The 2019 Plan specifies the treatment of awards upon a change in control and provides limited benefits in connection with a change in control; and

•	No liberal change in control definition. The 2019 Plan does not allow the use of a liberal change in control definition.

Limits on non-employee director compensation.  The 2019 Plan places a meaningful limit on the annual compensation of each non-employee (meaning each director who is not an employee of the Company or an affiliate and qualifies as a non-employee director under Rule 16b-3).

Limits on Dividend Equivalent Rights.   The 2019 Plan does not permit dividend equivalent rights to apply to options or stock appreciation rights.

Clawback.   Awards are subject to forfeiture to the extent provided in any clawback policy adopted by the Company.

Material Changes in the 2019 Plan

The 2019 Plan makes some changes to the 2011 Plan. The material changes are summarized below:

•
Increase in number of shares. The 2019 Plan increases the number of shares of common stock available for issuance under the 2011 Plan by 1,000,000 shares. After this change, the number of shares available for future awards under the 2019 Plan is the sum of the number of shares available under the 2011 Plan for issuance of future awards immediately before the Effective Date plus 1,000,000 shares. Shares attributable to awards (including prior awards under the 2011 Plan) which are forfeited, canceled, expired, terminated or paid or settled in cash or otherwise without the issuance of common stock (except for shares that cannot be recycled into the 2019 Plan as discussed in the next paragraph) are again available for grant under the 2019 Plan. The maximum number of shares that can be made subject to the grant of incentive stock options is the maximum number of shares available under the 2019 Plan.

•
Prohibits liberal share recycling. The 2019 Plan prohibits liberal share recycling, consistent with best current practices. Specifically, shares will not be eligible for reissuance under the 2019 plan that have been (i) tendered or withheld to pay the exercise price of options or stock appreciation rights, (ii) withheld to satisfy tax withholding, (iii) repurchased by the Company using cash proceeds from the exercise of options or (iv) subject to a stock appreciation right or option and not issued upon net settlement or net exercise of the stock appreciation right or option.

•
Imposes one year minimum vesting. The 2019 Plan requires that awards must be subject to a minimum vesting period of one year, subject to exceptions for death, disability and change in control. In addition, up to five percent (5%) of the number of shares reserved for issuance under the 2019 Plan are exempt from this requirement.

•
Prohibits amendment to accelerate vesting. The 2019 plan does not permit an award payable in common stock to be amended after issuance to accelerate vesting, except in cases of a participant’s death or disability.

•
Specifies treatment of awards upon a change in control.   The 2019 Plan specifies that for performance-based awards, the performance period will end as of the date of the change in control and awards will be vested based on the degree of achievement of the performance objectives, or if that cannot be measured, based on "target" achievement, or if there is no target, as determined by the Compensation Committee. As to time-based awards for participants other than non-employee directors, if the acquiror in the change in control does not assume the awards, they vest in full; but if the acquiror assumes the awards, they vest only if the participant’s employment is terminated by the Company or an affiliate without "cause” or the participant resigns with good reason, in either case within two (2) years after the date of the change in control, or Preferred Apartment Advisors, LLC ceases to be the manager of the Company or the entity resulting from the change in control. As to non-employee directors, time-based awards vest on the date of the change in control.

•
Prohibits use of a liberal change in control definition. The 2019 Plan contains a default "change in control" definition but also allows the Compensation Committee to use a different definition in the applicable award agreement, but provides that in any case a liberal change in control definition cannot be used. Specifically, the 2019 Plan provides that a change in control cannot be triggered upon any event that does not result in an actual change in control of the Company, such as an announcement or commencement of a tender offer or exchange offer, a potential takeover, stockholder approval (as opposed to consummation) of a merger or other transaction, acquisition of less than 15% or less of the outstanding voting securities of the Company, an unapproved change in less than a majority of the Board or other similar provisions in which the Committee determines that an actual change in control does not occur.

•
Deletes plan expiration date. The 2019 Plan does not have a stated expiration date. An expiration date is not required by federal tax law or NYSE rules. Further, as a result of changes to Section 162(m) of the Internal Revenue Code effective for taxable years beginning after December 31, 2017, it is no longer required that stockholders must approve performance goals under plans every five years. In contrast, the 2011 Plan was set to expire December 31, 2019.

•
Deletes 162(m) provisions. The 2019 Plan deletes many provisions that were previously in the 2011 Plan solely to qualify certain performance-based compensation payable to covered individuals for a tax deduction under Section 162(m) of the Internal Revenue Code to the extent that the compensation exceeded $1,000,000 per year per individual. This includes, for example, deleting the specific list of performance goals and deleting per officer annual limits on awards under the plan. The Compensation Committee of the Board of Directors (referred to as the "Committee” in this Proposal 2 section of this Proxy Statement) believes that these provisions no longer need to be in the plan as the exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to any of our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to binding written contracts that were in effect on November 2, 2017. However, the 2019 Plan preserves the ability of the Committee to make performance-based grants, and the Committee plans to continue to do this.

Summary of Other Provisions of the 2019 Plan

Eligibility

Awards under the 2019 Plan may be granted to our officers, employees, directors, and consultants, or any of our affiliates; provided, however, incentive stock options may be granted only to our employees or employees of our subsidiaries. Our affiliates specifically include Preferred Apartment Advisors, LLC and its subsidiaries and NMP Advisors, LLC, as long as Preferred Apartment Advisors, LLC manages operations of the Company. This includes an incalculable number of eligible recipients because there is no limit to the number of consultants or affiliates we have now or that we may have in the future.

Administration

Awards under the 2019 Plan will be granted, and the terms and conditions of awards will be determined, by the Committee.

Awards

The 2019 Plan permits the Committee to grant various types of equity-based compensation, including restricted stock units (including performance restricted stock units), stock awards (including restricted stock), incentive stock options, non-qualified stock options, stock appreciation rights, dividend equivalent rights, performance unit awards, cash-based awards and other stock-based awards.

The type and amount of each award and to whom each award is granted shall be determined by the Committee, subject to the provisions of the 2019 Plan. Awards may be made exercisable or settled at such prices and may be made terminable under such terms as are established by the Committee, to the extent not otherwise inconsistent with the terms of the 2019 Plan.

The terms of particular awards may provide that they terminate, among other reasons, upon the holder’s termination of employment or other status with respect to the Company, upon a specified date, upon the holder’s death or disability, or upon the occurrence of a change in control of the Company. Awards may also include exercise, conversion or settlement rights to a holder’s estate or personal representative in the event of the holder’s death or disability. After the date of grant, the Committee may modify the terms and conditions of an award, except to the extent the modification would be inconsistent with the 2019 Plan.

Options

The Committee may permit an option exercise price to be paid in cash or by the delivery of previously-owned shares of our common stock, or to be satisfied through a cashless exercise executed through a broker or by having a number of shares of our common stock otherwise issuable at the time of exercise withheld. The 2019 Plan permits the grant of both incentive and non-qualified stock options.

Stock Appreciation Rights

Stock appreciation rights may be granted separately or in connection with another award, and the Committee may provide that they are exercisable at the discretion of the holder or that they will be paid at a time or times certain or upon the occurrence or non-occurrence of certain events. Stock appreciation rights may be settled in shares of our common stock or in cash, according to terms established by the Committee with respect to any particular award.

Stock Awards

The Committee may grant shares of our common stock, subject to such restrictions and conditions, if any, as the Committee shall determine.

Performance Unit Awards

Performance awards entitle the participant to receive, at a specified future date or event, payment of an amount equal to, either the value of a specified or determinable number of units stated in terms of a designated or determinable dollar amount per unit or a percentage or multiple of a specified dollar amount determined by the Committee, and payment will be subject to such conditions or restrictions as the Committee shall determine, including achievement of specified performance goals, and shall be payable in cash or shares of our common stock, as the Committee may determine.

Other Awards

Restricted stock unit, other stock-based awards and dividend equivalent right awards may be granted with respect to such number of shares of our common stock and may be subject to such conditions or restrictions as the Committee shall determine and shall be payable in cash or shares of our common stock as the Committee may determine. Restricted stock unit awards entitle the participant to receive at a future specified date or event a determinable number of shares of common stock or the cash value thereof, subject to factors determined by the Committee, including in the case of performance restricted stock units, performance criteria established in the Committee’s discretion that must be achieved or that depending on the level of achievement will affect the number of shares earned. Other stock-based awards are awards that may be denominated, payable in, convertible into or otherwise based on our common stock. This includes interests in units of limited partnerships that are under common control with the Company and are potentially convertible into our common stock, such as Class B Units of our operating partnership.

Cash Awards

The Committee may grant cash awards under the 2019 Plan.

Deferrals

The Committee has the ability to allow or require participants to defer the receipt of payment attributable to awards under the 2019 Plan. Deferred restricted stock units are issued if a participant elects or the Committee requires a participant to defer the receipt of common stock attributable to an award, and are payable at a specified date or upon a specified event in shares of common stock or the cash value thereof.

Limits on Non-employee Director Awards

The 2019 Plan limits the amount of compensation in the form of our common stock payable to each non-employee director of the Company for service in such capacity. Specifically, the number of shares of our common stock subject to awards in the form of our common stock or payable in the form of our common stock cannot exceed 75,000 shares per non-employee director per fiscal year of the Company. A non-employee director means a director who is not an employee of the Company or any of its "affiliates” as defined in the 2019 Plan.

Recapitalizations and Reorganizations

The number of shares of our common stock reserved for issuance in connection with the grant or settlement of awards and to which an award is subject and the exercise price of each option or a stock appreciation right are subject to proportional adjustment by the Committee in the event of any recapitalization of our company or similar event effected without receipt of consideration.

In the event of certain corporate reorganizations, awards may be substituted, cancelled, accelerated, cashed-out or otherwise adjusted by the Compensation Committee, provided such adjustment is not inconsistent with the express terms of the 2019 Plan or the applicable award agreement. In general, however, the Committee cannot reduce a participant’s rights under an award agreement.

Federal Income Tax Information

The following discussion outlines generally the federal income tax consequences of participation in the 2019 Plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the 2019 Plan.

Non-Qualified Options

A participant will not recognize income upon the grant of an option or at any time prior to the exercise of the option or a portion thereof. At the time the participant exercises a non-qualified option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of our common stock on the date the option is exercised over the price paid for our common stock, and we will then be entitled to a corresponding deduction.

Depending upon the period shares of our common stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified option generally will result in a short or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the non-qualified option was exercised.

Incentive Stock Options

A participant who exercises an incentive stock option will not be taxed at the time he or she exercises the option or a portion thereof. Instead, he or she will be taxed at the time he or she sells our common stock purchased pursuant to the option. The participant will be taxed on the difference between the price he or she paid for our common stock and the amount for which he or she sells our common stock. If the participant does not sell the stock prior to two years from the date of grant of the option and one year from the date the stock is transferred to him or her, the participant will be entitled to capital gain or loss treatment based upon the difference between the amount realized on the disposition and the aggregate exercise price and we will not get a corresponding deduction. If the participant sells the stock at a gain prior to that time, the difference between the amount the participant paid for the stock and the lesser of the fair market value on the date of exercise or the amount for which the stock is sold, will be taxed as ordinary income and the Company will be entitled to a corresponding deduction; if the stock is sold for an amount in excess of the fair market value on the date of exercise, the excess amount is taxed as capital gain. If the participant sells the stock for less than the amount he or she paid for the stock prior to the one or two year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss.

Exercise of an incentive option may subject a participant to, or increase a participant’s liability for, the alternative minimum tax.

Stock Awards

A participant will not be taxed upon the grant of a stock award if such award is not transferable by the participant or is subject to a "substantial risk of forfeiture,” as defined in the Code. However, when the shares of our common stock that are subject to the stock award are transferable by the participant and are no longer subject to a substantial risk of forfeiture, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and we will then be entitled to a corresponding deduction. However, if a participant so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in income at that time and we also will be entitled to a corresponding deduction at that time.

Other Awards

A participant will not recognize income upon the grant of certain equity incentives such as restricted stock units, deferred restricted stock units, performance awards, stock appreciation rights or dividend equivalent rights. Generally, at the time a participant receives payment under any such award, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of our common stock received, and we will then be entitled to a corresponding deduction.

Potential Limitation on Company Tax Deductions

Before January 1, 2018, Section 162(m) of the Internal Revenue Code denied a tax deduction to any publicly held corporation for compensation over $1 million to any of the named executive officers (other than the Chief Financial Officer) unless the compensation was paid pursuant to a plan that is performance-based and was approved by our stockholders. Effective January 1, 2018, Section 162(m) was amended to disallow a federal income tax deduction for compensation over $1 million to any of the named executive officer, regardless of whether the compensation is performance-related.

It is possible that compensation attributable to equity compensation, when combined with cash compensation and all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

We believe that, because we qualify as a REIT under the Internal Revenue Code and therefore are not subject to federal income taxes on our income to the extent distributed, the payment of compensation that does not satisfy the requirements of Section 162(m) will not generally affect our net income, although to the extent that compensation does not qualify for deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income taxation as dividend income rather than return of capital. We do not believe that Section 162(m) will materially affect the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder. For these reasons, Section 162(m) does not directly govern the Committee’s compensation policy and practices.

2019 Plan Benefits

All awards granted under the 2019 Plan are subject to the discretion of the Compensation Committee.  To date, no awards have been made under the 2019 Plan. If approved by stockholders of the Company, awards under the 2019 Plan will be at levels to be determined by the Compensation Committee. The total benefits that will be received by any particular person or group under the 2019 Plan are not determinable at this time, and we cannot now anticipate what grants, if any, the Compensation Committee may, in its discretion, decide to award to our executive officers, directors, employees, consultants or affiliates.  For a discussion of grants made under the 2011 Plan in 2018, please see the Compensation Discussion and Analysis beginning on page 21 of this Proxy Statement.

Voting Required for Approval

For the 2019 Plan to be approved, the number of "FOR" votes cast at the meeting for this proposal must be at least a majority of all votes cast on the proposal. For purposes of the vote on this Proposal 2, abstentions and broker non-votes will not be counted as shares entitled to vote and will have no effect on the results of the vote. If the 2019 Plan is not approved, it will be null and void and the 2011 Plan will remain in place.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE 2019 PLAN

PROPOSAL NO. 3 - PROPOSAL TO APPROVE (ON AN ADVISORY BASIS) COMPENSATION OF THE
NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

Our Board of Directors recommends a vote FOR the proposal to approve compensation of the Named Executive Officers as Disclosed in this Proxy Statement

General

Our Board is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing stockholders with the opportunity to cast an advisory vote on the 2018 compensation of our Named Executive Officers as disclosed in this Proxy Statement, including in the section entitled "Compensation Discussion and Analysis," the compensation tables and other executive compensation disclosures.

The stockholder vote will not be binding on us or our Board, and it will not be construed as overruling any decision by us or our Board or creating or implying any change to, or additional, fiduciary duties for us or our Board. Nevertheless, the Board’s Compensation Committee, which is comprised solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to our executive officers, will carefully consider the stockholder vote on this matter, along with other expressions of stockholder views it receives on specific policies and desirable actions. If there are a significant number of unfavorable votes, we will seek to understand the concerns that influenced the vote and address them in making future decisions affecting the executive compensation program.

As discussed in the Compensation Discussion and Analysis beginning on page 21 of this Proxy Statement, our Board believes that our compensation program is directly linked to our business objectives of generating income for our stockholders and growing our market capitalization. For example:

•
While we do not pay our Named Executive Officers any cash compensation, our Compensation Committee may grant our Named Executive Officers equity awards intended to align their interests with those of our stockholders, thereby allowing our Named Executive Officers to share in the creation of value for our stockholders through stock appreciation and dividends.

•	These equity awards are generally subject to vesting requirements, and are designed to promote the retention of management and to achieve strong performance for our Company.

•	These awards further provide flexibility to us in our ability to enable our Manager and its affiliates to attract, motivate and retain talented individuals at our Manager and its affiliates.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL (ON AN ADVISORY BASIS) OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4 – RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors recommends a vote FOR the ratification of the selection of
PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Our Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2019 fiscal year, subject to ratification by our stockholders. If our stockholders do not ratify such selection, it will be reconsidered by our Board. Even if the selection is ratified, our Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if our Audit Committee determines that such a change would be in our stockholders’ best interests. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement, should they so desire, and to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed to us for the fiscal year ended December 31, 2017 and fees billed to or agreed to by us for the fiscal year ended December 31, 2018 by PricewaterhouseCoopers LLP for professional services rendered:

Fee Category	2018 Fees	2017 Fees
Audit fees(1)	$1,113,300	$1,109,400
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	45,940	131,500
Total Fees	$1,159,240	$1,240,900

(1)
Audit fees consist of fees for assurance and related services that are reasonably related to the performance of the audit of our annual financial statements and review of the interim financial statements included in our quarterly reports or services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees for assurance and related services related to the review and audit of financial statements prepared by the Company in accordance with rule 3-14 of Regulation S-X and related pro forma financial statements in connection with material acquisitions.

(3)	Tax fees consist of fees billed for professional services regarding federal, state and, if applicable, international tax compliance, tax advice and tax planning.

(4)	All other fees consist the preparation of comfort letters and other related matters in connection with securities offerings by the Company in 2017 and 2018.

Pre-Approval Policies

Our Audit Committee reviews each service on a case-by-case basis before approving the engagement of PricewaterhouseCoopers LLP for all audit or permissible non-audit services. All of the non-audit services for 2017 and 2018 were approved by the Audit Committee.

Consideration of Non-Audit Services Provided by the Independent Registered Public Accounting Firm

Our Audit Committee has concluded that the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independent registered public accounting firm’s independence.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER BUSINESS

Our Board does not presently intend to bring any other business before the Annual Meeting, and, so far as known to our Board, no matters are to be brought before the Annual Meeting, except as specified in the Notice of Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors,
Leonard A. Silverstein
President and Chief Operating Officer

Date: March 15, 2019

ANNEX A

PREFERRED APARTMENT COMMUNITIES, INC.
2019 STOCK INCENTIVE PLAN

ARTICLE 1. ESTABLISHMENT AND PURPOSE OF THE PLAN	A-4
1.1 Establishment	A-4
1.2 Purpose of the Plan	A-4
ARTICLE 2. DEFINITIONS	A-4
ARTICLE 3. ELIGIBILITY, SHARES AVAILABLE AND ADMINISTRATION	A-9
3.1 Eligibility	A-9
3.2 Stock Subject to the Plan	A-9
3.3 Share Usage	A-9
3.4 Administration of the Plan	A-9
3.5 Limits on Incentive Stock Options	A-10
3.6 Limits on Non-Employee Director Compensation	A-10
ARTICLE 4. TERMS OF AWARDS	A-10
4.1 Terms and Conditions of All Awards	A-10
(a) Number of Shares	A-10
(b) Award Agreement or Program	A-10
(c) Date of Grant	A-10
(d) Tandem Awards	A-10
(e) Non-Transferability	A-10
(f) Deferrals	A-11
(g) Minimum Vesting	A-11
(h) Modifications after Grant	A-11
(i) Awards Granted under Prior Plan and Code Section 162(m) Transition Rule	A-11
4.2 Terms and Conditions of Options	A-11
(a) Option Price	A-12
(b) Option Term	A-12
(c) Payment	A-12
(d) Conditions to the Exercise of an Option	A-12
(e) Termination of Incentive Stock Option	A-12
(f) Special Provisions for Certain Substitute Options	A-13
4.3 Terms and Conditions of Stock Appreciation Rights	A-13
(a) Settlement	A-13
(b) Stock Appreciation Right Term	A-13
(c) Conditions to Exercise	A-13
4.4 Terms and Conditions of Stock Awards	A-13
(a) Issuance	A-14
(b) Conditions	A-14
4.5 Terms and Conditions of Restricted Stock Units	A-14
(a) Payment	A-14
(b) Conditions to Payment	A-14
4.6 Terms and Conditions of Performance Unit Awards	A-14
(a) Payment	A-14
(b) Conditions to Payment	A-14
4.7 Terms and Conditions of Dividend Equivalent Rights	A-14
(a) Payment	A-15
(b) Conditions to Payment	A-15

4.8 Cash Awards	A-15
4.9 Terms and Conditions of Deferrals	A-15
(a) Payment	A-15
(b) Conditions to Payment	A-15
4.10 Terms and Conditions of Other Stock-Based Awards	A-15
(a) Payment	A-15
(b) Conditions to Payment	A-15
ARTICLE 5. RESTRICTIONS ON STOCK	A-16
5.1 Escrow of Shares	A-16
5.2 Restrictions on Transfer	A-16
ARTICLE 6. CHANGE IN CONTROL	A-16
6.1 Time-Based Awards	A-16
6.2 Performance-Based Awards	A-17
ARTICLE 7. GENERAL PROVISIONS	A-17
7.1 Withholding	A-17
7.2 Changes in Capitalization; Merger; Liquidation	A-17
(a) Equity Restructuring	A-17
(b) Other Changes in Capital Structure	A-18
(c) Substitution	A-18
(d) Plan is not a Limit on Company Powers	A-18
7.3 Compliance with Code	A-18
7.4 No Representations or Covenants	A-18
7.5 Right to Terminate Employment or Service	A-18
7.6 Non-Alienation of Benefits	A-18
7.7 Conditions and Restrictions upon Stock subject to Awards	A-19
7.8 Compliance with Laws	A-19
7.9 Restrictions on Delivery and Sale of Shares; Legends	A-19
7.10 Clawback	A-19
7.11 Awards to Non-U.S. Employees	A-20
7.12 Indemnification	A-20
7.13 Termination and Amendment of the Plan	A-20
7.14 Stockholder Approval	A-20
7.15 Choice of Law	A-20

PREFERRED APARTMENT COMMUNITIES, INC.
2019 STOCK INCENTIVE PLAN
ARTICLE 1. ESTABLISHMENT AND PURPOSE OF THE PLAN

1.1    Establishment. Preferred Apartment Communities, Inc., a Maryland corporation (the "Company"), previously established the Preferred Apartment Communities, Inc. 2011 Stock Incentive Plan maintained under a plan document effective February 25, 2011 and amended by the First, Second and Third Amendments, effective November 1, 2011, March 1, 2013, and February 5, 2015, respectively (the "Prior Plan"). The Preferred Apartment Communities, Inc. 2019 Stock Incentive Plan (the "Plan") is an amendment and restatement of the Prior Plan. The Plan will become effective May 2, 2019, the date of the 2019 annual meeting of the Company’s stockholders (the "Effective Date"), subject to approval of the Plan by the Company’s stockholders.

1.2    Purpose of the Plan. The Plan is intended to (a) provide incentive to officers, employees, directors and consultants of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage Stock ownership by such officers, employees, directors and consultants by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining such officers, employees, directors, and consultants.

ARTICLE 2. DEFINITIONS

Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:
2.1    "Affiliate" means:
(a)Preferred Apartment Advisors, LLC and NMP Advisors, LLC, or any of their subsidiaries, as long as an agreement remains in place by which Preferred Apartment Advisors, LLC manages operations of the Company;
(b)Any Subsidiary,
(c)An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company, or
(d)Any entity in which the Company has such a significant interest that the Company determines it should be deemed an "Affiliate," as determined in the sole discretion of the Company.
2.2    "Award" means, individually and collectively, Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Stock Awards (including Performance Stock Awards), Restricted Stock Units (including Performance Restricted Stock Units), Performance Unit Awards, Dividend Equivalent Rights, Other Stock-Based Awards and Cash Awards.

2.3    "Award Agreement" means an agreement between the Company and a Participant or other documentation evidencing any Award granted under the Plan.

2.4    "Award Program" means a written program established by the Committee, pursuant to which Awards are granted under the Plan under uniform terms, conditions and restrictions set forth in such written program.
2.5    "Board of Directors" means the board of directors of the Company.

2.6    "Cash Awards" means rights to receive cash payments as described in Section 4.8.

2.7    “Cause" means, unless otherwise defined in the applicable Award Agreement, the occurrence of any of the following events:

(a)willful failure by the Participant to perform the Participant’s duties and responsibilities for the Company or an Affiliate;

(b)willful misconduct by the Participant in performing the Participant’s duties and responsibilities for the Company or an Affiliate;

(c)intentional disclosure by the Participant to an unauthorized person of confidential information or trade secrets of the Company or an Affiliate;

(d)an act by the Participant of fraud against, misappropriation from or dishonesty to either the Company or an Affiliate, or any other party if the Board of Directors determines such act could have an adverse impact on the Company;

(e)commission by the Participant of a felony or crime in involving moral turpitude, as determined by the Board of Directors;

(f)material violation of any policy, code of ethics or business conduct, work rule or standard of the Company or an Affiliate; or

(g)a material breach by the Participant of any material agreement with the Company or an Affiliate.

2.8    "Change in Control" means:

(a)Individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors;

(b)Completion of a reorganization, merger or consolidation, in each case unless, following such reorganization, merger or consolidation, (i more than sixty percent (60%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company's outstanding voting securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their beneficial ownership, immediately prior to such reorganization, merger or consolidation, of the Company's outstanding voting securities, and (ii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the

Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;

(c)(i) Completion of liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which following such sale or other disposition (A) more than sixty percent (60%) of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company's outstanding voting securities entitled to vote generally in the election of directors immediately prior to such sale or other disposition in substantially the same proportion as their beneficial ownership, immediately prior to such sale or other disposition, of the Company's outstanding voting securities, and (B) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board of Directors of the Company providing for such sale or other disposition of assets of the Company.

Notwithstanding the foregoing, (i) if specified in an Award Agreement or otherwise required to avoid an Award being subject to tax under Code Section 409A, a Change in Control shall not be deemed to have occurred unless the event also qualifies as a change in the ownership or effective control of the Company or in the ownership of a substantial portion of its assets under Code Section 409A(a)(2)(A)(v) and (ii) the Committee may provide in an Award Agreement for a different definition of Change in Control to be used, provided, however that such definition must be determined by the Committee to result in an actual change in control of the Company and shall not include provisions such as announcement or commencement of a tender or exchange offer, a potential takeover, shareholder approval (as opposed to consummation) of a merger or other transaction, acquisition of 15% or less of the Company’s outstanding voting securities, an unapproved change in less than a majority of the Board or other similar provisions in which an actual change in control does not occur.

2.9    "Class B Unit" means a means a unit of limited partnership interest designated as a "Class B Unit" in the Partnership Agreement.

2.10    "Code" means the Internal Revenue Code of 1986, as amended.

2.11    "Committee" means the Compensation Committee of the Board of Directors.

2.12    "Consultant" means any natural person who, directly or indirectly, provides bona fide consulting or advisory services to the Company or any of its Affiliates pursuant to a written agreement, which are not in connection with the offer and sale of securities in a capital-raising transaction, and do not, directly or indirectly, promote or maintain a market for the Company’s or its Affiliates’ securities.

2.13    "Continuous Service" means the continuous service to the Company or an Affiliate as an officer or as an employee, without interruption or termination. Continuous Service shall not be considered interrupted in the case of:  (a) any approved leave of absence or (b) any change in status as long as the individual remains an officer or an employee of the Company or an Affiliate. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

2.14    "Deferral(s)" refers to the rights described in Section 4.9.

2.15    "Disability" has the meaning provided in the applicable Award Agreement, or if defined by reference to the Plan, as provided in the long-term disability plan or policy maintained by the Company or an Affiliate that covers the Participant, or if no such plan or policy is applicable or the determination of

Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3). In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates. Notwithstanding the foregoing, if specified in an Award Agreement or otherwise required to avoid an Award being subject to tax under Code Section 409A, a Disability shall not be deemed to have occurred unless the event also qualifies as a disability under Code Section 409A(a)(2)(C).

2.16    "Dividend Equivalent Rights" means certain rights to receive cash payments as described in Section 4.7.

2.17    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.18    "Fair Market Value" with regard to a date means:

(a)    If the shares of Stock are actively traded on any national securities system or any nationally recognized quotation or market system, the price at which Stock shall have been sold as reported by the exchange or system selected by the Committee on which the shares of Stock are then actively traded;

(b)    if the shares of Stock are not actively traded on any such exchange or system but are reported by such exchange or system, the price of Stock as reported by such exchange or system; or

(c)    if the shares of Stock are not actively traded or reported on any such exchange or system, the fair market value of the Stock as determined by the Committee determined by the reasonable application of a reasonable valuation method as most recently determined (but in no event more than twelve (12) months earlier), but taking into account the facts and circumstances as of such date.

For purposes of Subsection (a), (b), or (c) above, the Committee may use the closing price as of the applicable date or the last trading or business day before that date, the average of the high and low prices as of the applicable date, the last trading or business day before that date or for a period certain ending on either such date, the price determined at the time, or immediately before or immediately after, the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee determines is reasonably indicative of fair market value; provided, however, that for purposes of granting Nonqualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.
2.19    "Good Reason" means, unless otherwise defined in the applicable Award Agreement, the occurrence of the events listed below:

(a)(i) a material diminution by the Company or an Affiliate in the Participant’s duties and responsibilities, (ii) a reduction by the Company or an Affiliate in the Participant’s annual base salary or annual cash incentive opportunity, or (iii) the Company or an Affiliate requires the Participant to relocate the Participant’s primary place of employment to a new location that is more than fifty (50) miles (calculated using the most direct driving route) from its current location, without the Participant’s consent;

(b)the Participant gives written notice to the Company or the Affiliate of objection within ten (10) days following the occurrence of the event in subsection (a); and

(c)the Company or the Affiliate fails to remedy the event within ten (10) days following the Participant’s written notice of objection; and

(d)the Participant terminates the Participant’s employment within thirty (30) days following the Company’s failure to remedy the event.

2.20    "Incentive Stock Option" means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

2.21    "Non-employee Director" means a member of the Board of Directors who is not an employee of the Company, a Subsidiary or other Affiliate and also qualifies as a non-employee director under Rule 16b-3.

2.22    "Non-Qualified Stock Option" means a stock option that is not an Incentive Stock Option.

2.23    "Option" means a Non-Qualified Stock Option or an Incentive Stock Option.

2.24    "Other Stock-Based Award" means a right or other interest, including but not limited to Units, granted to a Participant that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock as described in Section 4.10.

2.25    "Over 10% Owner" means an individual who at the time an Incentive Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

2.26    "Participant" means an individual who receives an Award hereunder.

2.27    "Partnership" means Preferred Apartment Communities Operating Partnership, L.P., a limited partnership that is controlled by the Company.

2.28    "Partnership Agreement" means the Sixth Amended and Restated Agreement of Limited Partnership of Preferred Apartment Communities Operating Partnership, L.P., as it may be amended or amended and restated or any successor agreement thereto.

2.29    "Performance Goals" means any one or more performance goals established by the Committee, including without limitation, goals, either individually, alternatively or in any combination, applied to the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in combination, and measured over a Performance Period established by the Committee, on an absolute basis or relative to a pre-established target, to prior period results or to a designated comparison group or index, in each case as specified by the Committee in the Award. The Committee may adjust any evaluation of performance under a Performance Goal in its discretion at any time.

2.30    "Performance Period" means, with respect to an Award, a period of time within which the Performance Goals relating to such Award are to be measured. The Performance Period will be established by the Committee.
2.31    "Performance Unit Award" refers to a performance unit award as described in Section 4.6.

2.32    "Performance Stock Awards" means Stock Awards containing Performance Goals.

2.33    "Performance Restricted Stock Unit Awards" means Restricted Stock Unit awards containing Performance Goals.

2.34    "Restricted Stock Unit" refers to the rights described in Section 4.5.
2.35    "Stock" means common stock, $0.01 par value per share, of the Company.
2.36    "Stock Appreciation Right" means a stock appreciation right described in Section 4.3.

2.37    "Stock Award" means a stock award described in Section 4.4.

2.38    "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A "Subsidiary" shall include any entity other than a corporation to the extent permissible under Code Section 424(f) or regulations or rulings thereunder.

2.39    "Unit" means a unit of limited partnership interest (which may include, without limitation, a Class B Unit) of the Partnership.

ARTICLE 3. ELIGIBILITY, SHARES AVAILABLE AND ADMINISTRATION

3.1    Eligibility. Awards may be granted only to officers, employees, directors, and Consultants of the Company, or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Subsidiary.

3.2    Stock Subject to the Plan. Subject to adjustment in accordance with Section 7.2, a number of shares of Stock equal to the sum of (a) the number of shares of Stock subject to outstanding Awards under the Prior Plan immediately before the Effective Date, (b) the number of shares of Stock authorized and available for issuance of future Awards under the Prior Plan immediately before the Effective Date, and (c) one million (1,000,000) shares of Stock are hereby reserved exclusively for issuance upon exercise or payment pursuant to Awards.

3.3    Share Usage. The shares of Stock attributable to any portion of an Award that is forfeited, cancelled, expired, terminated or paid or settled in cash or otherwise without the issuance of shares of Stock for any reason without becoming vested, paid, exercised, converted or otherwise settled in full in shares of Stock will again be available for issuance under Section 3.2, provided, however, that shares of Stock subject to an Award under the Plan shall not again be available for issuance if such Shares have been (a) tendered or withheld to pay the exercise price of Options or Stock Appreciation Rights, (b) withheld or remitted to satisfy the tax withholding on Awards, (c) repurchased by the Company using the cash proceeds received by the Company from the exercise of Options granted under the Plan or (d) subject to a Stock Appreciation Right or Option settled in Stock and not issued upon net settlement or net exercise of the Stock Appreciation Right or Option.

3.4    Administration of the Plan.  The Plan is administered by the Committee.  The Committee has full authority in its discretion to determine the officers, employees, directors and consultants of the Company or its Affiliates to whom Awards will be granted and the terms and provisions of Awards, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated).  The Committee’s decisions are final and binding on all Participants.

3.5    Limits on Incentive Stock Options. Up to one hundred percent (100%) of the shares of Stock reserved for issuance pursuant to Awards are permitted (but are not required) to be issued pursuant to Incentive Stock Options. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as at the date an Incentive Stock Option is granted) of stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Non-Qualified Stock Option(s).

3.6    Limits on Non-Employee Director Compensation.  With respect to any Participant who is a Non-employee Director, the aggregate number of shares of Stock subject to any Awards that are in the form of Stock or payable in the form of Stock and are granted under the Plan shall not exceed 75,000 (which shall be subject to adjustment pursuant to Section 7.2), during any fiscal year of the Company with respect to the Non-employee Director’s service as a member of the Board of Directors or any committees thereof for any calendar year.

ARTICLE 4. TERMS OF AWARDS

4.1    Terms and Conditions of All Awards

(a)    Number of Shares. The number of shares of Stock as to which an Award may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 3.2 as to the total number of shares available for grants under the Plan and subject to the limits in Sections 3.5 and 3.6.

(b)    Award Agreement or Program. Each Award will be evidenced either by an Award Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other criteria, if any, that must be achieved as a condition to vesting or settlement of the Award, or be made subject to the terms of an Award Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other criteria, if any, that must be achieved as a condition to vesting or settlement of the Award; provided, however the Committee shall not be permitted to provide for vesting in connection with a change in control of the Company that does not meet the requirements of the definition of Change in Control hereunder. Each Award Agreement or Award Program is subject to the terms of the Plan and any provisions contained in the Award Agreement or Award Program that are inconsistent with the Plan are null and void.

(c)    Date of Grant. The date as of which an Award is granted will be the date on which the Committee has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares of Stock covered by the Award (or formula for determining the same), and has taken all such other actions necessary to complete the grant of the Award or such later date as may be specified in the approval of the Award.

(d)    Tandem Awards. Any Award may be granted in connection with all or any portion of a previously or contemporaneously granted Award, subject to the other requirements of the Plan. Exercise or vesting of an Award granted in connection with another Award may result in a pro rata surrender or cancellation of any related Award, as specified in the applicable Award Agreement or Award Program.

(e)    Non-Transferability. Awards and rights under Awards are not saleable, transferable, alienable or assignable except by will or by the laws of descent and distribution, and each Award and each Award and right under an Award is exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate, or if no legal representative has been appointed within ninety (90) days of the Participant’s death, by the person(s) taking under the laws of descent and distribution applicable to the Participant; provided, however, that the Committee may allow a Participant to designate a beneficiary or beneficiaries in the manner determined by the Committee to exercise the rights of a Participant with respect to an Award upon the death of a Participant; provided, further, the Committee may, to the extent it so provides in applicable Award Agreements, waive any of the provisions of this Section or provide otherwise as to any Awards other than Incentive Stock Options.

(f)    Deferrals. The Committee may establish rules and procedures to permit or require a holder of an Award to defer recognition of taxable income upon the exercise or vesting of an Award.

(g)    Minimum Vesting. Notwithstanding any provision of the Plan to the contrary, the vesting period for each Award that is payable in Stock will be not less than one year from the date of grant of the Award, subject exceptions for death or Disability and as provided in Article 6 regarding a Change in Control; provided, however, Awards relating to up to five percent (5%) of the shares of Stock authorized for issuance under the Plan shall be exempt from the one year minimum vesting requirement

(h)    Modifications after Grant. After the date of grant of an Award, the Committee may, in its sole discretion, waive, modify or amend the terms and conditions of an Award or terminate an Award, except to the extent that such alteration would be inconsistent with other provisions of the Plan or would, without the Participant’s consent, adversely affect the rights of a Participant under the Award in a manner not permitted by the Plan; provided, however, that no such consent shall be required if the Committee determines in its sole discretion that such alteration either (i) is required or advisable for the Company, the Plan or an Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award; provided, however, that the Committee may not, after the date of grant, accelerate vesting of an Award that is payable in Stock, except in the case of death or Disability of a Participant.

(i)    Awards Granted under Prior Plan and Code Section 162(m) Transition Rule. Awards granted under the Prior Plan before the Effective Date shall be subject to the terms and conditions of the Plan, except (A) if an Award granted under the Prior Plan incorporates a definition by reference to the Prior Plan (other than the definition of Plan), the definition in the Prior Plan shall govern if different from the definition in the Plan or if no such definition appears in the Plan, (B) no termination, amendment, suspension, or modification of the Prior Plan or an Award granted under the Prior Plan shall adversely affect in any material way any Award granted under the Prior Plan, without the written consent of the Participant holding such Award, and (C) solely to the extent required to preserve the availability of a tax deduction for the Company under Code Section 162(m), the terms of the Prior Plan shall govern each Award granted or to be granted under the Prior Plan (i) that constitutes remuneration pursuant to a binding written contract that was in effect on November 2, 2017 or (ii) as to which transition relief from the changes made to Code Section 162(m) by the Tax Cuts and Jobs Act of 2017 is otherwise available.

4.2    Terms and Conditions of Options. Each Option granted under the Plan must be evidenced by an Award Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Non‑Qualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Non‑Qualified Stock Option.  Incentive Stock Options may only be granted to employees of the Company or any Subsidiary. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates (if any) representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An

Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s stockholders.

(a)    Option Price. Subject to adjustment in accordance with Section 7.2 and the other provisions of this Section, the exercise price (the "Exercise Price") per share of Stock purchasable under any Option must be as set forth in the applicable Award Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted. Except for adjustments as contemplated by Section 7.2 hereof, unless approved by the stockholders of the Company, in no event will the Exercise Price per share of Stock of any Option be reduced after the date of grant of the Option and no Option may be cancelled or surrendered in exchange for an Option with a lower Exercise Price per share of Stock or in exchange for cash or other consideration ("Option Repricing"). With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than 110% of the Fair Market Value on the date the Option is granted.

(b)    Option Term. Any Option granted to a Participant shall not be exercisable after the expiration of ten (10) years after the date the Option is granted; provided, however that any Incentive Stock Option granted to an Over 10% Owner shall not be exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Option shall be specified in the applicable Award Agreement.

(c)    Payment. Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to, cash or, if the Award Agreement provides:

(1)    by delivery to the Company of a number of shares of Stock having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

(2)    in a cashless exercise through a broker; or

(3)    by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

In its discretion, and except to the extent precluded by the Sarbanes-Oxley Act of 2002, as amended, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion. Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an Option until full payment has been made by the Participant.  The holder of an Option, as such, has none of the rights of a stockholder.
(d)    Conditions to the Exercise of an Option. Each Option granted under the Plan is exercisable by the Participant or any other designated person, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement, subject to Section 4.1(h).

(e)    Termination of Incentive Stock Option. With respect to an Incentive Stock Option, in the event of termination of employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of termination of employment; provided, however, that in the case of a holder whose termination of employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Non-Qualified Stock Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection, termination of employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

(f)    Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 4.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

4.3    Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan must be evidenced by an Award Agreement.  A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of Stock at the time of payment or exercise over (2) a specified or determinable price (the "Threshold Price") which, in the case of a Stock Appreciation Right granted in connection with an Option, may not be less than the Exercise Price for that number of shares subject to that Option. Subject to adjustment in accordance with Section 7.2, the Threshold Price per share of Stock attributable to a Stock Appreciation Right must be as set forth in the applicable Award Agreement, but in no event may it be less than the Fair Market Value on the date the Stock Appreciation Right is granted. Except for adjustments as contemplated by Section 7.2 hereof, unless approved by the stockholders of the Company, in no event will the Threshold Price per share of Stock attributable to a Stock Appreciation Right be reduced after the date of grant of the Stock Appreciation Right and no Stock Appreciation Right may be cancelled or surrendered in exchange for a Stock Appreciation Right with a lower Threshold Price per share of Stock or in exchange for cash or other consideration ("Stock Appreciation Right Repricing"). A Stock Appreciation Right granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled.

(a)    Settlement. Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant the excess of (1) the Fair Market Value of the number of shares of Stock attributable to the Stock Appreciation Right over (2) the Threshold Price, in cash or shares of Stock (valued at Fair Market Value per share on the date of payment or exercise) as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

(b)    Stock Appreciation Right Term. Any Stock Appreciation Right granted to a Participant shall not be exercisable after the expiration of ten (10) years after the date the Stock Appreciation Right is granted. The term of any Stock Appreciation Right shall be specified in the applicable Award Agreement.

(c)    Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement, subject to Section 4.1(h).

4.4    Terms and Conditions of Stock Awards. A Stock Award shall entitle a Participant to receive a designated number of shares of Stock. At the time of the grant, the Committee will determine the factors which will govern the number of the Stock Award, including in the case of a Performance Stock Award, the Performance Goals determined at the discretion of the Committee that must be satisfied as a condition to retention of the Award. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

(a)    Issuance. Stock Awards shall be issued by the Company in shares of Stock.

(b)    Conditions. The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares of Stock, if any, will be as the Committee provides in the Award Agreement, and the certificate (if any) for such shares will bear evidence of any restrictions or conditions, subject to Section 4.1(h).

4.5    Terms and Conditions of Restricted Stock Units. Restricted Stock Units shall entitle the Participant to receive, at a specified future date or event, payment of a specified number, or a percentage or multiple of a specified number, of shares of Stock at the end of a specified period, or the cash value thereof. At the time of the grant, the Committee will determine the factors which will govern the number of the Restricted Stock Units so payable, including in the case of a Performance Restricted Stock Unit Award, the Performance Goals determined at the discretion of the Committee that must be satisfied as a condition to payment. The Committee may provide for an alternative specified number, percentage or multiple under specified conditions.
(a)    Payment. Payment in respect of Restricted Stock Units may be made by the Company in shares of Stock or in cash (valued at the Fair Market Value per share of Stock as of the date payment is owed) as provided in the applicable Award Agreement or Award Program, or, in the absence of such provision, as the Committee may determine.

(b)    Conditions to Payment. Each Restricted Stock Unit award granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program, subject to Section 4.1(h) and intended compliance with or exemption from Code Section 409A.

4.6    Terms and Conditions of Performance Unit Awards. A Performance Unit Award shall entitle the Participant to receive, at a specified future date, payment of an amount based, all or in part, upon achievement of Performance Goals. The Performance Unit Award shall be equal to all or a portion of either (i) the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee, or (ii) a percentage or multiple of a specified amount determined by the Committee. At the time of the grant, the Committee must determine the base value of each unit; the number of units subject to a Performance Unit Award, the specified amount and the percentage or multiple of the specified amount, as may be applicable; and the Performance Goals applicable to the determination of the ultimate payment value of the Performance Unit Award. The Committee may provide for an alternative base value for each unit or an alternative percentage or multiple under certain specified conditions.

(a)    Payment. Payment in respect of Performance Unit Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value per share as of the date payment is owed) as provided in the applicable Award Agreement or Award Program or, in the absence of such provision, as the Committee may determine.

(b)    Conditions to Payment. Each Performance Unit Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program, subject to Section 4.1(h) and intended compliance with or exemption from Code Section 409A.

4.7    Terms and Conditions of Dividend Equivalent Rights. A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective. Dividend Equivalent Rights may be granted in connection with other Awards but may not be granted in connection with an Option or a Stock Appreciation Right. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

(a)    Payment. Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value per share on the date of payment or exercise) as provided in the Award Agreement or Award Program, or, in the absence of such provision, as the Committee may determine.

(b)    Conditions to Payment. Each Dividend Equivalent Right granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the applicable Award Agreement or Award Program, subject to Section 4.1(h) and intended compliance with or exemption from Code Section 409A.

4.8    Cash Awards.  In addition to Dividend Equivalent Rights, the Committee may, at any time and in its discretion, grant to any Participant the right to receive a cash amount, at such time, in such amount and subject to such terms and conditions as determined by the Committee in its discretion.

4.9    Terms and Conditions of Deferrals. If permitted or required by the Committee, a Participant may or shall defer the receipt of cash or Stock from the exercise or payment of an Award. If a Participant defers receipt, the Company’s obligation to issue the cash or shares of Stock will be reflected in a bookkeeping account. All such deferrals shall be subject to such terms and conditions as the Committee may establish, subject to Section 4.1(h) and intended compliance with or exemption from Code Section 409A.

(a)    Payment. Payment in respect of Deferrals may be made by the Company in cash or shares of Stock, whichever is provided for in the applicable Award Agreement or Award Program.

(b)    Conditions to Payment. Each Deferral under the Plan shall be payable at such time or times or on the occurrence of such event or events, and in such amounts as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the date of a Deferral, the Committee may accelerate the time or times at which the Deferral will be paid in whole or in part, subject to intended compliance with or exemption from Code Section 409A.

4.10    Terms and Conditions of Other Stock-Based Awards. At the time of grant of Other Stock-Based Awards, the Committee will determine the factors which will govern the amount of an Other Stock-Based Award and the form in which it is denominated, which may include Units, including at the discretion of the Committee any Performance Goals or other criteria that must be satisfied as a condition of vesting or payment. The Committee may provide for an alternative specified amount, percentage or multiple under specified conditions. The Committee may require that Other Stock-Based Awards that are denominated in Units be subject to restrictions imposed by the Partnership Agreement that are not inconsistent with the Plan.

(a)    Payment. Payment in respect of an Other Stock-Based Award shall be made in the form specified by the Committee, which in the case of an Other Stock-Based Award that is denominated in Class B Units, may if so determined by the Committee, include upon or following vesting, another form of Units. The Committee may also specify terms and conditions under which Other Stock-Based Awards (or the proceeds thereof) are payable in or may be surrendered for shares of Stock, in which case the Committee will establish upon grant of the Other Stock-Based Award a maximum number of shares of Stock or a formula for determining the number of shares of Stock which may be issued.

(b)    Conditions to Payment. Each Other Stock-Based Award granted under the Plan shall be payable at such time or times or on the occurrence of such event or events, and in such amounts as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grants of an Other Stock-Based Award, the Committee, at any time before complete termination of such Other Stock-Based Award, may accelerate the time or times at which the Other Stock-Based Award may be paid in whole or in part, subject to Section 4.1(h) and intended compliance with or exemption from Code Section 409A.

ARTICLE 5. RESTRICTIONS ON STOCK

5.1    Escrow of Shares. Any shares of Stock issued under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a Stock certificate. If a Stock certificate is issued with respect to Restricted Stock, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. The Committee may require that such certificate will be held by a custodian designated by the Committee (the "Custodian"), who for the term specified in the applicable Award Agreement, will have the full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Award Agreement.  During the period that shares of Stock remain subject to forfeiture, the Participant is entitled to all rights, except as provided in the applicable Award Agreement, applicable to shares of Stock not so held.

5.2    Restrictions on Transfer. The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan until such shares are vested except as provided in the Plan or the applicable Award Agreement or Award Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Award Agreement or Award Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Award Agreement or Award Program, and the shares so transferred will continue to be bound by the Plan and the applicable Award Agreement or Award Program.

ARTICLE 6. CHANGE IN CONTROL

6.1    Time-Based Awards. In the event of a Change in Control, as to all outstanding Awards that have not already vested and are subject to vesting based all or in part on future time in service and are not subject to vesting based on future achievement of Performance Goals ("Time-Based Awards"), (a) if the acquirer in the Change in Control does not agree, after the Change in Control, to continue to maintain the Time-Based Awards in accordance with their terms (subject to adjustment in the number and kind of securities and purchase price, if any, pursuant to Section 7.2 in connection with the Change in Control, as approved by the Committee or the Board of Directors before the Change in Control), such Time-Based Awards shall become immediately vested and exercisable and payable as of the date of the Change in Control , or (b) if the acquirer in the Change in Control continues, after the Change in Control, to maintain the Time-Based Awards in accordance with their terms (subject to adjustment in the number and kind of securities and purchase price, if any, pursuant to Section 7.2 in connection with the Change in Control, as approved by the Committee or the Board of Directors before the Change in Control), such Time-Based Awards held by (i) a Non-employee Director shall become immediately vested and exercisable and payable as of the date of the Change in Control or (ii) any other Participant shall become immediately vested and exercisable and payable as of the date (A) of the Participant's termination of Continuous Service, if the Participant's termination of Continuous Service occurs during the 24 month period following the Change in Control by the Company or an Affiliate without Cause or by the Participant for Good Reason or (B) Preferred Apartment Advisors, LLC ceases to be the manager of the Company or the entity resulting from the Change in Control, unless in connection with such cessation, the Participant becomes an employee or officer of Company or the entity resulting from the Change in Control. Notwithstanding the foregoing, payments described in this Section shall be subject to delay in payment of six months from the date of “separation from service" (within the meaning of Code Section 409A) for any “specified employee" (within the meaning of Code Section 409A) to the extent required to comply with Code Section 409A or subject to any other delay required to comply with Code Section 409A.

6.2    Performance-Based Awards. In the event of a Change in Control, as to all outstanding Awards that have not already vested and are subject to future vesting based all or in part on future achievement of Performance Goals ("Performance-Based Awards"), all incomplete Performance Periods in respect of such Performance-Based Awards shall end on the date of the Change in Control and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met in full or on a prorated basis based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause to be paid to the applicable Participant, within ten (10) days following the date of the Change in Control, partial or full Performance-Based Awards based upon the Committee's determination of the degree of attainment of the Performance Goals in full or on a prorated basis, or, if the Committee determines that the degree of achievement of the Performance Goals in full or on a prorated basis is not determinable, based on the assumption that the applicable target levels of the Performance Goal have been attained, or if the concept of target level of Performance Goals does apply to the Performance-Based Awards in question, on such other basis as may be determined by the Committee. Any portion of the Performance-Based Awards that are not vested as of the date of the Change of the Control pursuant to the provisions of this Section or otherwise shall be forfeited as of the date of the Change in Control.

ARTICLE 7. GENERAL PROVISIONS

7.1    Withholding. The Company shall deduct from all cash distributions under the Plan all taxes required to be withheld by the applicable jurisdiction. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy the taxes required to be withheld by the applicable jurisdiction prior to, or as a condition of the issuance of such shares or the vesting of such Stock Award. A Participant may pay the tax withholding obligation in cash (including to the extent not prohibited by the applicable Award Agreement, by having a broker sell shares of Stock subject to the Award on the Participant’s behalf and remitting the cash proceeds to the Company), or, if the applicable Award Agreement or Award Program provides, a Participant may be permitted, or may be required, to have the tax withholding arising from exercise or payment of the Award satisfied by having the number of shares of Stock the Participant is to receive reduced by, or with respect to a Stock Award, by tendering back to the Company, a number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock, is sufficient to satisfy the tax withholding obligation (after taking into account any withholding in cash required because only whole shares of Stock can be withheld or tendered), at tax withholding rates determined by the Company to be required, or in the Company’s sole discretion, permitted, but not in excess of the maximum statutory tax rates in the applicable jurisdiction.

7.2    Changes in Capitalization; Merger; Liquidation.

(a)    Equity Restructuring. The numbers of shares of Stock reserved for the grant of Awards under the Plan to and to Non-employee Directors; the number of shares of Stock reserved for issuance upon the exercise, settlement, or payment, as applicable, of each outstanding Dividend Equivalent Right, Option, Performance Unit Award, Restricted Stock Unit, Other Stock-based Award and Stock Appreciation Right and upon vesting, settlement, or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option, the Threshold Price of each outstanding Stock Appreciation Right, and the specified number of shares of Stock to which each outstanding Dividend Equivalent Right, Option, Performance Unit Award, Restricted Stock Unit, Other Stock-based Award, Stock Appreciation Right and Stock Award pertains, shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Stock underlying a Stock Award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an "Equity Restructuring").

(b)    Other Changes in Capital Structure. In the event of a merger, consolidation, reorganization, extraordinary dividend, spin-off, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for shares of Stock, or a Change in Control that in each case does not constitute an Equity Restructuring, the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate to reflect such merger, consolidation, reorganization or tender offer, including, without limitation, the substitution of new Awards, or the adjustment of outstanding Awards, the acceleration of Awards (other than an acceleration of vesting not permitted by Section 4.1(h)), the removal of restrictions on outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the Award. Any adjustment pursuant to this Section may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section and Section 4.1(h) may not otherwise diminish the then value of the Award.

(c)    Substitution. Any adjustment described in this Section may include a substitution in whole or in part of other equity securities of the issuer and the class involved in such Equity Restructuring in lieu of the shares of Stock that are subject to the Award.

(d)    Plan is not a Limit on Company Powers. The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

7.3    Compliance with Code. All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent. All Awards under the Plan are intended to be exempt from or in compliance with Code Section 409A and shall be construed in such manner to effectuate that intent. If an Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would cause an Award to fail to satisfy or be exempt from Code Section 409A, then unless the Committee provides otherwise, such Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result, and the related provisions of the Award Agreement, Award Program or Plan will be deemed modified, or, if necessary, suspended to comply with or be exempt from Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

7.4    No Representations or Covenants. Although the Company may endeavor to structure an Award to receive favorable U.S. or foreign tax treatment (e.g., under Code Section 422) or to avoid adverse tax treatment (e.g., under Code Section 409A), the Company makes no representation or covenant to that effect, makes no representation or covenant that such tax treatment will apply and expressly disavows any covenant to maintain favorable tax treatment or avoid unfavorable tax treatment.

7.5    Right to Terminate Employment or Service.  Nothing in the Plan or in any Award confers upon any Participant the right to continue as an employee, officer, director or consultant of the Company or any of its Affiliates or affects the right of the Company or any of its Affiliates to terminate the Participant’s employment or services at any time.

7.6    Non-Alienation of Benefits. Other than as provided in the Plan, no Award under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such Award may, prior to settlement and receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

7.7    Conditions and Restrictions upon Stock subject to Awards. The Committee may provide that shares of Stock issued under an Award shall be subject to such further restrictions, conditions and limitations as the Committee in its discretion may specify at the time of granting the Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant of any Shares issued under an Award, including without limitation: (a) restrictions under an insider trading policy or pursuant to applicable law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participants and holders of other Company equity compensation arrangements, (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (d) provisions requiring shares of Stock to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

7.8    Compliance with Laws. The granting of awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Company’s securities are listed as may be required. The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan before:

(a)    obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)    completion of any registration or other qualification of the shares of Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.

The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
7.9    Restrictions on Delivery and Sale of Shares; Legends. Each Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

7.10    Clawback. The Plan will be administered in accordance with Section 10D of the Exchange Act, any applicable rules and regulations promulgated by the Securities Exchange Commission and any national securities exchange or national securities association on which shares of Stock may be traded, and any Company policy regarding compensation recoupment, and each Award shall be subject to forfeiture to the extent provided in any applicable clawback policy adopted by the Company or otherwise required pursuant to applicable law. This Section will not be the Company’s exclusive remedy with respect to such matters.

7.11    Awards to Non-U.S. Employees. The Committee shall have the power and authority to determine which Affiliates shall be covered by the Plan and which employees outside the U.S. shall be eligible to participate in the Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability or retirement or on termination of employment; available methods or exercise or settlement of an award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificate or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.

7.12    Indemnification. To the maximum extent permitted by applicable law and the certificate of incorporation and by-laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel actually incurred at standard rates reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s fraud or bad faith.  Such indemnification shall be in addition to any rights of indemnification the officers, employees, directors or members or former officers, directors or members may have under applicable law or under the certificate of incorporation or by-laws of the Company or any Affiliate.

7.13    Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors (a) may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws, and (b) shall obtain stockholder approval for any amendment to the Plan that, except as provided in Section 7.2, increases the number of shares of Stock available under the Plan, materially expands the classes of individuals eligible to receive Awards, materially expands the type of awards available under the Plan, would permit Option Repricing or Stock Appreciation Right Repricing, or would otherwise require stockholder approval under the rules of the applicable stock exchange. No such termination or amendment without the consent of the holder of an Award may adversely affect the rights of the Participant under such Award.

7.14    Stockholder Approval. The Plan must be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained, the Prior Plan shall remain in force and effect and any Award granted hereunder will be void.

7.15    Choice of Law. The laws of the State of Maryland shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict or choice of laws that might otherwise refer to the laws of another jurisdiction.

PREFERRED APARTMENT COMMUNITIES, INC.

By:
Name:
Title:

PREFERRED APARTMENT COMMUNITIES

PREFERRED APARTMENT COMMUNITIES, INC.
3284 NORTHSIDE PARKWY NW SUITE 150
ATLANTA, GA 30327

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/01/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/01/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

02 0000000000

1. Election of Directors

Nominees

01	Daniel M. DuPree	02	Leonard A. Silverstein	03	Joel T. Murphy	04	Steve Bartkowski	05	Gary B. Coursey
06	William J. Gresham, Jr.	07	Howard A. McLure	08	Timothy A. Peterson	09	John M. Wiens	10	Sara J. Finley

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain
2 Approval of the 2019 Stock Incentive Plan.	☐	☐	☐
3 An advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement.	☐	☐	☐
4 Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

SHARES
CUSIP #
SEQUENCE #

0000405488_1 R1.0.1.18

PREFERRED APARTMENT COMMUNITIES

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com

PREFERRED APARTMENT COMMUNITIES, INC.
Annual Meeting of Stockholders
May 2, 2019 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Leonard A. Silverstein, Daniel M. DuPree, Michael J. Cronin and Jeffrey R. Sprain, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PREFERRED APARTMENT COMMUNITIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholders to be held at 09:00 AM, EDT on Thursday May 2, 2019, at 3284 Northside Parkway NW, 2nd Floor, Atlanta, GA. 30327, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000404637_2 R1.0.1.18

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 02, 2019

PREFERRED APARTMENT COMMUNITIES, INC.

BROKER
LOGO
HERE

Return Address Line 1
Return Address Line 2
Return Address Line 3
51 MERCEDES WAY
EDGEWOOD NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 15, 2019
Date: May 02, 2019 **Time:** 9:00 AM EDT
Location: 3284 Northside Parkway NW
2nd Floor
Atlanta, GA. 30327

BARCODE

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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0000404634_1 R1.0.1.18

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report 2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

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* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

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— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "*legal proxy.*" To do so, please follow the instructions at *www.proxyvote.com* or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

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Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Internal Use Only

0000404634_2 R1.0.1.18

Voting items

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors

Nominees

01	Daniel M. DuPree	02	Leonard A. Silverstein	03	Joel T. Murphy	04	Steve Bartkowski	05	Gary B. Coursey
06	William J. Gresham, Jr.	07	Howard A. McLure	08	Timothy A. Peterson	09	John M. Wiens	10	Sara J. Finley

The Board of Directors recommends you vote FOR the following proposal(s):

2 Approval of the 2019 Stock Incentive Plan.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

B A R C O D E

0000404634_3 R1.0.1.18

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Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO
BANKS AND BROKERS
AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

0000404634_4 R1.0.1.18

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

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